SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PIER 1 IMPORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIER 1 IMPORTS, INC.

100 Pier 1 Place

Fort Worth, Texas 76102

May 9, 2014

Dear Shareholder:

The board of directors and management cordially invite you to attend Pier 1 Imports’ annual meeting of shareholders to be held at 10:00 a.m., local time, on Friday, June 20, 2014, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. The formal notice of the annual meeting of shareholders and proxy statement are attached.

Pier 1 Imports has chosen to furnish its proxy statement and annual report to its shareholders over the Internet, as allowed by the rules of the Securities and Exchange Commission. Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials, lower Pier 1 Imports’ expenses associated with this process, and eliminate unnecessary printing and paper usage. As a shareholder of Pier 1 Imports, you are receiving by mail (or electronic mail) a Notice of Internet Availability of Proxy Materials (“Notice”), which will instruct you on how to access and review the proxy statement and annual report over the Internet. The Notice will also instruct you how to vote your shares over the Internet. Shareholders who would like to receive a paper copy of the Pier 1 Imports proxy statement and annual report, free of charge, should follow the instructions on the Notice. Shareholders who request paper copies will also receive a proxy card or voting instruction form to allow them to vote their shares by mail in addition to over the Internet or by telephone.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your shares by following the instructions in the Notice. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See the response to the question “How do I vote?” in the proxy statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the annual meeting?” in the proxy statement for our procedures for admission to the meeting.

Sincerely,

Alexander W. Smith

President and Chief Executive Officer

Terry E. London

Chairman of the Board

PIER 1 IMPORTS, INC.

100 Pier 1 Place

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 20, 2014

Notice is hereby given that the annual meeting of shareholders of Pier 1 Imports, Inc., a Delaware corporation (“Pier 1 Imports”), will be held on Friday, June 20, 2014, at 10:00 a.m., local time, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102 for the following purposes, as more fully described in the accompanying proxy statement:

(1)	to elect as directors the nine nominees named in the accompanying proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	to vote to approve an amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years;

(3)	to vote to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement under the caption “Executive Compensation;” and

(4)	to vote to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015.

In their discretion, the proxies are authorized to vote, as described in the accompanying proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on April 23, 2014, are entitled to receive notice of and to vote their shares at, the annual meeting.

Pier 1 Imports is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. Pier 1 Imports believes that this process allows it to provide you with the information you need while lowering the costs associated with the annual meeting. You are cordially invited to attend the annual meeting in person. However, to ensure that your vote is counted at the annual meeting, please vote as promptly as possible.

By order of the board of directors,

Michael A. Carter

Senior Vice President, Compliance and General Counsel, Secretary

May 9, 2014

Fort Worth, Texas

PIER 1 IMPORTS, INC.

100 Pier 1 Place

Fort Worth, Texas 76102

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 20, 2014

EQUITY COMPENSATION PLAN INFORMATION	25
PROPOSAL NO. 3 – To Adopt a Non-binding, Advisory Resolution to Approve the Compensation of Pier 1 Imports’ Named Executive Officers as Disclosed Pursuant to the Compensation Disclosure Rules of the Securities and Exchange Commission, Including the Compensation Discussion and Analysis, Compensation Tables and Narrative Discussion Below Under the Caption “Executive Compensation”	25
PROPOSAL NO. 4 – Ratification of the Audit Committee’s Engagement of Ernst & Young LLP as Pier 1 Imports’ Independent Registered Public Accounting Firm for Fiscal 2015	26
Relationship with Independent Registered Public Accounting Firm	26
Independent Registered Public Accounting Firm Fees	27
Pre-approval of Nonaudit Fees	27

AUDIT COMMITTEE REPORT	28

EXECUTIVE COMPENSATION	29

Compensation Committee Report	29
Compensation Discussion and Analysis	29
Executive Summary	29
Compensation Policies, Principles, Objectives and Practices	32
Advisory Vote on Executive Compensation; Shareholder Engagement Efforts	33
Executive Compensation Components	35
Compensation Determinations and Role of Executive Officers	40
Pier 1 Imports’ Policy on Share Ownership	40
Pier 1 Imports’ Policy on Section 162(m)	40
Clawback Policy	41
Compensation Risk	41
Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012	41
Grants of Plan-Based Awards for the Fiscal Year Ended March 1, 2014	43
Outstanding Equity Awards Table for the Fiscal Year Ended March 1, 2014	44
Option Exercises and Stock Vested Table for the Fiscal Year Ended March 1, 2014	46
Pension Benefits Table for the Fiscal Year Ended March 1, 2014	46
Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2014	47
Potential Payments upon Termination or Change in Control	49

OTHER BUSINESS	52

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF SHAREHOLDERS	52

YOUR VOTE IS IMPORTANT	52

APPENDIX A – FIRST AMENDMENT TO PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN	53

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS	54

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), Pier 1 Imports has elected to provide access to its proxy materials over the Internet or, upon your request, has delivered printed versions of these materials to you by mail. These materials are being provided in connection with Pier 1 Imports’ solicitation of proxies for use at the annual meeting of shareholders, to be held on Friday, June 20, 2014, at 10:00 a.m. local time or at any adjournment or postponement thereof. Accordingly, Pier 1 Imports sent a Notice of Internet Availability of Proxy Materials (“Notice”) on or about May 9, 2014, to Pier 1 Imports’ shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the web site referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Pier 1 Imports encourages shareholders to take advantage of the availability of the proxy materials over the Internet.

You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held on the Mezzanine Level, in Conference Center Room C, of Pier 1 Imports’ corporate headquarters located at the address shown above.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

•	view Pier 1 Imports’ proxy materials for the annual meeting over the Internet; and

•	instruct Pier 1 Imports to send future proxy materials to you electronically by email.

Pier 1 Imports’ proxy materials are also available on Pier 1 Imports’ web site at www.pier1.com/annualreport.

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice or printed proxy materials in the mail. Instead, you have received an email with a link to the proxy materials and voting instructions.

Choosing to receive future proxy materials by email will save Pier 1 Imports the cost of printing and mailing documents to you thereby lowering the costs associated with the annual meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting web site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Shareholders of Record: To elect to receive Pier 1 Imports’ future proxy statement and annual report materials and notice of Internet availability of proxy materials electronically and manage your account, you may enroll in Investor Centre offered by Pier 1 Imports’ transfer agent, Computershare Inc. Log into, or activate, your Investor Centre account by going to http://www.computershare.com/investor and following the step-by-step instructions through the enrollment process.

Beneficial Owners: If you hold your shares in a stock brokerage account or with a bank or other holder of record, you also may have the opportunity to receive or access copies of these materials electronically. Please check the information provided in the proxy materials or the Notice mailed to you by your broker, bank or other holder of record regarding the availability of this service.

What is included in these materials?

The Pier 1 Imports, Inc. 2014 Annual Report, this proxy statement for the annual meeting, and Pier 1 Imports’ Annual Report on Form 10-K for the year ended March 1, 2014, as filed with the SEC on April 29, 2014 (the “2014 Form 10-K”).

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual meeting.

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QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

What will the shareholders vote on at the annual meeting?

The shareholders will be asked to vote on the following proposals:

•

the election as directors of the nine nominees named in this proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified (PROPOSAL NO. 1);

•	to approve an amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years (PROPOSAL NO.2);

•

to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Executive Compensation” (PROPOSAL NO. 3); and

•	ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015 (PROPOSAL NO. 4).

In their discretion, the proxies are authorized to vote, as described in this proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

What are the board of directors’ voting recommendations?

The board of directors recommends that you vote your shares:

•	“For” the election of each of the nominees to the board of directors (PROPOSAL NO. 1);

•	“For” approval of an amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years (PROPOSAL NO. 2);

•

“For” the resolution approving the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Executive Compensation” (PROPOSAL NO. 3); and

•	“For” ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015 (PROPOSAL NO. 4).

Who is entitled to vote at the annual meeting?

Holders of Pier 1 Imports’ common stock at the close of business on April 23, 2014, are entitled to receive the Notice and the Notice of Annual Meeting of Shareholders and to vote their shares at the annual meeting. As of that date, there were 94,534,030.9055 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Pier 1 Imports’ transfer agent, Computershare Inc., you are considered, with respect to those shares, the “shareholder of record.” The Notice and the Notice of Annual Meeting of Shareholders have been sent directly to you by Pier 1 Imports.

If your shares are held in a stock brokerage account or with a bank or other holder of record, you are considered the “beneficial owner” of these shares. The Notice has been forwarded to you by your broker, bank or other holder of record that is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares by following their instructions for voting over the Internet or by telephone, or by following their instructions to request a voting instruction form that can be completed and returned by mail.

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QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

How do I vote?

You may vote using any of the following methods:

•	By Internet

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials. Follow the instructions in the Notice to vote your shares electronically over the Internet. If you are a beneficial owner of shares, you may vote your shares electronically over the Internet by following the instructions sent to you by your broker, bank or other holder of record.

•	By mail

If you are a shareholder of record, request from Pier 1 Imports, by following the instructions on the Notice, printed copies of the proxy materials, which will include a proxy card. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank or other holder of record. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope.

•	By Telephone

If you are a shareholder of record, you may vote your shares telephonically by calling the toll-free number that is referenced in the proxy materials available over the Internet or by mail. If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank or other holder of record.

•	In person at the annual meeting

All shareholders of record may vote in person at the annual meeting. You can request a ballot at the meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 19, 2014. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Pier 1 Imports therefore recommends that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote over the Internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the Internet or mail voting methods. Your vote is important. Your timely response can save Pier 1 Imports the expense of attempting to contact you again.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the annual meeting by:

•	sending written notice to Pier 1 Imports’ corporate secretary at 100 Pier 1 Place, Fort Worth, Texas 76102;

•	timely delivering of a valid, later-dated proxy; or

•	voting in person at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

Will my Notice include all my shares?

If you are a shareholder of record, you will receive only one Notice for all the shares of Pier 1 Imports’ common stock you hold:

•	in certificate form; and

•	in book-entry form;

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QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

and, if you are also a Pier 1 Imports employee, the Notice will also include all the shares of Pier 1 Imports’ common stock you hold:

•	in the Pier 1 Imports, Inc. Stock Purchase Plan; and

•	in book-entry form for restricted stock, if any, you received under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.

If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other holder of record will show the shares of Pier 1 Imports’ common stock held by it on your behalf.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. See the response to the question below captioned “Could other matters be decided at the annual meeting?”.

If you are a beneficial owner of shares and do not provide your broker, bank or other holder of record with specific voting instructions, then under the rules of the New York Stock Exchange, (“NYSE”), your broker, bank or other holder of record may only vote on matters for which it has discretionary power to vote. If your broker, bank or other holder of record does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

Who will count the votes?

Representatives of Pier 1 Imports’ transfer agent, Computershare Inc., will tabulate the votes and act as inspector of election.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, at Pier 1 Imports’ corporate headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102, by contacting Pier 1 Imports’ corporate secretary at (817) 252-8000.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum.

How are abstentions and “broker non-votes” counted in determining the presence of a quorum?

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial owner.

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QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

What are the voting requirements to elect the directors and to approve, or advise the board of directors with respect to, each of the proposals discussed in this proxy statement?

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?
No. 1 — Election of Directors	Affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors	No

No. 2 — Stock Purchase Plan Amendment	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	No

No. 3 — Approval of Executive Compensation	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	No

No. 4 — Ratification of Ernst & Young LLP	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	Yes

If you are a beneficial owner of shares, your broker, bank or other holder of record is entitled to vote your shares on the ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015, even if they, as the holder of record, do not receive voting instructions from you. If you are a beneficial owner, your broker, bank or other holder of record is not entitled to vote on the election of directors, the approval of the amendment of the Pier 1 Imports, Inc. Stock Purchase Plan, or on the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers, absent voting instructions from you. Without your voting instructions, a broker non-vote will occur on these proposals.

How are abstentions and “broker non-votes” counted in voting?

Election of Directors:

A “majority of the votes cast” means that the number of votes cast “For” a nominee for director exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

Other Proposals:

Broker non-votes will not be counted as a vote either “For” or “Against” PROPOSAL NO. 2 (approval of an amendment of the Pier 1 Imports, Inc. Stock Purchase Plan) or PROPOSAL NO.3 (non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers). An abstention will have the same effect as a vote “Against” PROPOSALS NO. 2, NO. 3 and NO. 4 (ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015).

Could other matters be decided at the annual meeting?

As of the date Pier 1 Imports began to deliver the Notice, it did not know of any matters to be brought before the annual meeting other than those described in this proxy statement.

If you vote your shares over the Internet or by telephone, or you sign and return a proxy card or voting instruction form, and other matters are properly presented at the annual meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card) will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

Pier 1 Imports has hired AST Phoenix Advisors to assist in soliciting proxies. Pier 1 Imports will pay all costs associated with the solicitation, including Phoenix’s fees, which are $10,500 plus expenses. In addition to solicitations by mail, Pier 1 Imports’ officers and employees may solicit proxies on behalf of Pier 1 Imports personally and by telephone or other means, for which they will

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QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

receive no compensation beyond their normal compensation. Pier 1 Imports may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and it will reimburse them for their reasonable out-of-pocket and clerical expenses.

Do I need an admission ticket to attend the annual meeting?

You will need an admission ticket or proof of stock ownership to enter the annual meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials. If you plan to attend the annual meeting, please bring it with you to the annual meeting.

If you are a beneficial owner of shares and you plan to attend the annual meeting, you must present proof of your ownership of Pier 1 Imports’ common stock, such as a bank or brokerage account statement, to be admitted to the annual meeting.

Pier 1 Imports’ corporate headquarters is accessible to disabled persons and, upon request, it will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. To request either of these accommodations, please contact Pier 1 Imports’ Investor Relations Department on or before June 6, 2014. You may make your request by mail to Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102 or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting. If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

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MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes that good corporate governance is a prerequisite to achieving business success. Pier 1 Imports’ board of directors has adopted written corporate governance guidelines and policies designed to strengthen Pier 1 Imports’ corporate governance. Among other things, the guidelines contain standards for determining whether a director is independent, a code of business conduct and ethics applicable to all of Pier 1 Imports’ directors, officers and employees, including Pier 1 Imports’ chief executive officer, chief financial officer and principal accounting officer, and charters for each of the board of directors’ committees. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines at least annually, and recommending any proposed changes to the full board for its approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on Pier 1 Imports’ web site at www.pier1.com at the Investor Relations link.

Board Leadership Structure

Pier 1 Imports’ bylaws require that the directors elect annually from among themselves a chairman of the board. The bylaws, however, grant the board of directors discretion as to whether the chairman of the board is an employee or an officer of Pier 1 Imports. A non-officer, non-employee elected as chairman of the board is designated as the “non-executive” chairman of the board. Pier 1 Imports’ corporate governance guidelines and policies contain general guidance that the positions of chairman of the board and chief executive officer should be held by separate individuals and that the chairman of the board should be a “non-executive.” Provisions are made in the guidelines and policies for an independent lead director if the roles of chairman of the board and chief executive officer are combined.

During the last fiscal year, the chairman of the board and chief executive officer roles were held by separate individuals, and the chairman of the board was a “non-executive” since he was neither an employee nor an officer of Pier 1 Imports. Currently, the chairman of the board is a non-executive. This structure of separate individuals holding these positions focuses board leadership and company leadership in separate and distinct individuals. Each leader can direct her or his respective group on the objectives at hand while at the same time developing and implementing strategic issues, financial issues and operational policies that affect the short-term and long-term welfare of Pier 1 Imports.

Director Independence

It is Pier 1 Imports’ policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent directors. To be considered independent, a director must satisfy both the subjective and objective independence requirements established by the NYSE. In assessing independence under the subjective test, the board of directors takes into account the standards in the objective tests, and reviews and discusses additional information provided by the directors and Pier 1 Imports with regard to each director’s business and personal activities as they may relate to Pier 1 Imports and Pier 1 Imports’ management. Based on the foregoing, as required by NYSE rules, the board of directors makes a subjective determination as to each independent director that no material relationship exists with Pier 1 Imports. The board of directors will broadly consider all relevant facts and circumstances relating to a director in determining whether that director is independent.

On October 17, 2013, the board of directors increased the size of the board of directors from eight directors to eleven and elected to the board of directors Cynthia P. McCague, Michael A. Peel and Ann M. Sardini. On October 17, 2013, John H. Burgoyne announced his decision not to stand for re-election to the board of directors at the annual meeting of shareholders to be held June 20, 2014. On March 25, 2014, Cece Smith announced her decision not to stand for re-election to the board of directors at the annual meeting of shareholders to be held June 20, 2014. On April 3, 2014, the board of directors reduced the number of directors comprising the board to be elected by shareholders of Pier 1 Imports at the annual meeting from eleven to nine, subject to further change by the board of directors pursuant to the authority delegated to the board of directors by Pier 1 Imports’ bylaws.

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MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Based on the NYSE independence requirements, the board of directors has determined that ten of the eleven current members of the board of directors are independent. They are directors Claire H. Babrowski, Cheryl A. Bachelder, Mr. Burgoyne, Hamish A. Dodds, Brendan L. Hoffman, Terry E. London, Ms. McCague, Mr. Peel, Ms. Sardini and Ms. Smith. Pier 1 Imports’ president and chief executive officer, Alexander W. Smith, is the eleventh member of the board of directors. Independence for the non-employee directors was considered under both the subjective and objective standards of the NYSE. In other words, none of the non-employee directors was disqualified from independent status under the objective standard, and under the subjective standard each non-employee director was determined not to have a material relationship with Pier 1 Imports.

Meetings of Independent Directors without Management Present

The independent directors of Pier 1 Imports met without management present four times during the last fiscal year. The non-executive chairman of the board of directors presided over these meetings.

Procedures for Communicating with Directors

The board of directors has established a process by which shareholders and other interested parties can send communications to board members. Shareholders and other interested parties can send written communications to one or more members of Pier 1 Imports’ board of directors, addressed to:

[Name of Board Member], Board of Directors

Pier 1 Imports, Inc.

c/o Corporate Secretary

100 Pier 1 Place

Fort Worth, Texas 76102

In addition, shareholders and other interested parties may communicate with the chair of the audit committee, compensation committee, or nominating and corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as with the independent directors as a group by sending an email to independentdirectors@pier1.com, or the non-executive chairman of the board by sending an email to boardchair@pier1.com.

Communications are distributed to the board of directors or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board of directors or a committee will not be distributed, including spam, junk mail and mass mailings, product concerns or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, Pier 1 Imports will not distribute unsuitable material to its directors, including material that is unduly hostile, threatening or illegal.

Director Nomination Process

Board Member Qualification Criteria

The board of directors has adopted Board Member Qualification Criteria that set out the attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.

The committee believes that the board of directors should be comprised of individuals who have achieved a high level of distinction in business, education or public service. As a group, the board of directors should possess a diverse and broad range of skills, perspectives and experience relevant to Pier 1 Imports’ business, such as:

•	accounting and financial literacy;

•	general knowledge of the retail industry;

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•	information technology experience;

•	international business experience; and

•	chief executive officer, chief financial officer or other senior management experience.

Although the Board Member Qualification Criteria do not contain a specific policy addressing diversity, the nominating and corporate governance committee considers whether each nominee complements and lends to a diverse and broad range of skills, perspectives and experience required of Pier 1 Imports’ board of directors.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other Pier 1 Imports’ directors or executive officers may, from time to time, identify potential candidates for nomination for election to Pier 1 Imports’ board of directors. The committee typically considers candidates for nomination to Pier 1 Imports’ board of directors in March (the first month of the fiscal year) of each year. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of Pier 1 Imports’ Corporate Governance Guidelines, the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

During the fiscal year, the nominating and corporate governance committee, in conjunction with the board of directors, retained a firm to conduct a search for non-employee director candidates. The committee members along with other directors, in conjunction with representatives of the search firm, conducted evaluations and interviews with numerous candidates. The results of that process culminated in the board of directors electing Ms. McCague, Mr. Peel and Ms. Sardini as directors on October  17, 2013.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for nomination for election to Pier 1 Imports’ board of directors. In order for a candidate recommended by a shareholder to be considered by the committee for inclusion as a nominee for director at the 2015 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must consent to and be expressly interested in and willing to serve as a Pier 1 Imports director. The committee will then consider the independence of the candidate and evaluate the candidate in light of Pier 1 Imports’ Corporate Governance Guidelines and Board Member Qualification Criteria described above.

A shareholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee for inclusion as a nominee for director at the 2015 annual meeting of shareholders should forward by certified or express mail the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chair of the Nominating and Corporate Governance Committee, in care of the corporate secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102. To be properly considered by the committee, Pier 1 Imports’ corporate secretary must receive the recommendation and all required information no later than 5:00 p.m., local time, on January 9, 2015.

The corporate secretary will send properly submitted shareholder recommendations to the chair of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations at Annual Meeting

Pier 1 Imports’ bylaws also permit a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated for election by the board of directors through the process described above if the shareholder complies with the shareholder criteria, advance notice, shareholder and nominee information, consent and other provisions contained in the bylaws governing shareholder nominations of candidates for election to the board of directors. To comply with these provisions of Pier 1 Imports’ bylaws, a shareholder who wishes to nominate a director for election at the 2015 annual meeting of shareholders must provide Pier 1 Imports written notice in proper form accompanied by the requisite materials and information no earlier than February 20, 2015 and no later than March 22, 2015. You may contact Pier 1 Imports’ corporate secretary to obtain the specific information that must be provided with the advance notice.

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MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

No shareholder recommended an individual for nomination for election to the board of directors at Pier 1 Imports’ 2014 annual meeting of shareholders, and no shareholder gave Pier 1 Imports advance written notice that the shareholder intends to nominate a person for election to the board of directors at the 2014 annual meeting of shareholders.

Committees of the Board of Directors and Risk Oversight

The standing committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee. A brief description of each committee’s functions, which are addressed in more detail in their respective charters that are available on Pier 1 Imports’ web site at www.pier1.com at the Investor Relations link, follows:

Audit Committee. The audit committee’s purpose is to:

•	assist the board of directors with oversight of:

•	the integrity of Pier 1 Imports’ financial statements,

•	Pier 1 Imports’ system of internal control,

•	Pier 1 Imports’ compliance with legal and regulatory requirements,

•	Pier 1 Imports’ independent registered public accounting firm’s qualifications and independence, and

•	the performance of Pier 1 Imports’ internal audit function and independent registered public accounting firm (including the hiring, compensation and retention of such firm);

•	prepare the audit committee report that is included in this proxy statement; and

•	discuss the guidelines and policies governing the process by which risk assessment and management is undertaken by Pier 1 Imports.

As part of fulfilling its role in discussing the guidelines and policies governing the process by which risk assessment and management is undertaken by Pier 1 Imports, the audit committee receives periodic reports from Pier 1 Imports’ management on Pier 1 Imports’ assessment and management of identified risks. The audit committee updates the board of directors as needed on those risks. From time-to-time the entire board, another committee of the board or a specially designated committee of the board may assist the audit committee in this process.

Each member of the audit committee is independent pursuant to the NYSE independence requirements. The board of directors has determined that each member is an audit committee financial expert, as defined by the SEC, and therefore has accounting or related financial management expertise and is financially literate within the meaning of NYSE listing standards.

Compensation Committee. The compensation committee’s purpose is to:

•

develop, review, approve and modify Pier 1 Imports’ compensation philosophy as necessary to achieve Pier 1 Imports’ overall business strategies and goals, attract and retain key executives, link compensation to organizational performance and provide competitive compensation opportunities;

•

discharge (except to the extent otherwise governed by an existing employment contract or other arrangement approved by the board of directors or compensation committee) the board of directors’ responsibilities relating to compensation of Pier 1 Imports’ non-employee directors, chief executive officer, executive officers, and other senior officers who report directly to Pier 1 Imports’ chief executive officer;

•

establish, oversee and administer (except to the extent delegated in a governing plan document or otherwise) the policies and plans that govern the components of the compensation of those individuals, including, but not limited to, cash, equity, short-term and long-term incentives, bonus, special or supplemental benefits, and perquisites; and

•

review periodic reports provided by management regarding leadership continuity and organizational development and provide input to ensure that initiatives focused on leadership development, retention and succession planning are successfully implemented.

The compensation committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee director compensation, and has the authority to obtain advice and assistance from independent legal counsel and other compensation advisers.

The compensation committee and board of directors believe that Pier 1 Imports’ proven success has resulted, in large part, from its ability to successfully attract, motivate and retain a qualified executive management team and that its future success will depend on its ability to continue to do so. Accordingly, Pier 1 Imports’ overall compensation philosophy is that its executive

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program should be structured to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful performance that is consistent with shareholders’ expectations. Pier 1 Imports accomplishes this by creating total compensation packages that are competitive in the retail industry, fair and equitable among the executives and provide strong incentives for the long-term success and performance of Pier 1 Imports. The compensation committee will continue to administer and develop Pier 1 Imports’ compensation programs in a manner designed to achieve these objectives. The compensation committee also believes that the total compensation opportunity provided for the executive officers must be evaluated against the compensation of comparable peer group companies.

Base salary, short-term incentive and long-term incentive compensation recommendations for the executive officers are typically presented to the compensation committee at one or more of the committee’s meetings prior to the beginning of the fiscal year and during the first month of the fiscal year. The presentations include recommendations by Pier 1 Imports’ chief executive officer, human resources compensation group, or both, on those elements of compensation, plus recommended plan design changes, if any, and a summary of all proposed awards to all eligible levels of management. The presentations may also include survey data from a peer group of retail companies for the compensation committee’s consideration along with studies and recommendations from outside consultants. At the meeting during the first month of the fiscal year, the compensation committee and board of directors consider for approval the fiscal year compensation with a targeted effective date in April. Implementation of any equity grant or other incentive plan compensation for the year occurs after board of directors and compensation committee approvals.

The compensation committee retained Pay Governance LLC as its executive compensation consultant for fiscal 2014. In its role as executive compensation consultant to the compensation committee, Pay Governance reported directly and was accountable to the compensation committee. Pay Governance provided market data and recommendations to the compensation committee for fiscal 2014 regarding base salary, short-term incentive and long-term incentive elements of total executive compensation. The market data was from a peer group of specialty retailers, all of which were publicly traded at the time the market data was provided, in addition to data provided by the 2012 Towers Watson Retail/Wholesale Survey. The total fees paid to Pay Governance for the fiscal year were less than $120,000. Pay Governance did not provide any other services to Pier 1 Imports during fiscal 2014, other than providing non-customized survey data used by management to evaluate employee compensation.

As part of its review of executive compensation practices during the fiscal year, the compensation committee performed a request for proposals process for executive compensation consulting services for the compensation committee. In January 2014, the compensation committee retained Towers Watson as its executive compensation consultant for fiscal 2015.

In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, each of Pay Governance and Towers Watson provided the compensation committee with letters confirming its independence and the independence of their respective partners, consultants and employees who advise the compensation committee on executive compensation matters.

In addition to the compensation committee consultant described above, Pier 1 Imports’ management may, from time to time, retain an outside consultant for assistance and guidance in the formulation of new compensation programs and retirement plans and the modification of existing compensation programs and retirement plans. For fiscal 2014 Pier 1 Imports’ management did not retain an outside consultant to recommend the amount or form of executive or non-employee director compensation.

Each member of the compensation committee is independent pursuant to the NYSE independence requirements.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election to the board of directors and the membership of the various board of directors’ committees. The nominating and corporate governance committee is also responsible for overseeing corporate governance matters, including the Pier 1 Imports, Inc. Corporate Governance Guidelines described above under the caption “Matters Relating to Corporate Governance, Board Structure, Director Compensation and Stock Ownership.” Each member of the nominating and corporate governance committee is independent pursuant to the NYSE independence requirements.

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MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

In fiscal 2014, each director attended at least 75% of the total number of board of directors meetings and meetings of the board of directors standing committee or committees on which he or she served and that were held during the time of his or her service as a director and/or committee member. Although Pier 1 Imports has no formal policy on the matter, all directors are encouraged to attend Pier 1 Imports’ annual meeting of shareholders. All directors then serving at the time attended the 2013 Pier 1 Imports annual meeting of shareholders. Committee memberships, the number of meetings of the full board and each standing committee, and each director’s dates of service for fiscal 2014 are shown in the table below.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Claire H. Babrowski
03/03/2013 to 03/01/2014	Member	Member		Chair
Cheryl A. Bachelder
03/03/2013 to 03/01/2014	Member
03/03/2013 to 10/17/2013			Member
10/17/2013 to 03/01/2014			Chair
John H. Burgoyne
03/03/2013 to 03/01/2014	Member
03/03/2013 to 10/17/2013			Chair
10/17/2013 to 03/01/2014			Member
Hamish A. Dodds
03/03/2013 to 03/01/2014	Member	Member
Brendan L. Hoffman
03/03/2013 to 03/01/2014	Member		Member
Terry E. London
03/03/2013 to 03/01/2014	Non-Executive Chairman		Member
03/03/2013 to 10/17/2013				Member
Cynthia P. McCague (elected October 17, 2013)
10/17/2013 to 03/01/2014	Member		Member
Michael A. Peel (elected October 17, 2013)
10/17/2013 to 03/01/2014	Member		Member	Member
Ann M. Sardini (elected October 17, 2013)
10/17/2013 to 03/01/2014	Member	Member
Alexander W. Smith
03/03/2013 to 03/01/2014	Member
Cece Smith
03/03/2013 to 03/01/2014	Member	Chair		Member
Number of Meetings in Fiscal 2014	5	13	7	5

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Non-Employee Director Compensation for the Fiscal Year Ended March 1, 2014

Fees Paid to Directors

Directors who are Pier 1 Imports employees do not receive any compensation for their board activities. Non-employee directors receive an annual cash retainer of $150,000. In addition, the audit committee chair and compensation committee chair each receive an additional annual cash retainer of $25,000; the nominating and corporate governance committee chair receives an additional annual cash retainer of $10,000; and the non-executive chairman of the board of directors receives an additional annual cash retainer of $75,000. The annual retainers for fiscal 2014 were paid monthly in arrears. For fiscal 2014, non-employee directors did not receive additional fees for attending meetings, nor did they receive stock option or restricted stock grants. During fiscal 2014, each non-employee director was eligible to participate in the Pier 1 Imports’ Director Deferred Stock Unit Program, the Pier 1 Imports, Inc. Stock Purchase Plan and the Pier 1 Imports, Inc. Deferred Compensation Plan.

During fiscal 2014, all of Pier 1 Imports’ non-employee directors, other than Mmes. Babrowski, Sardini and Smith, participated in Pier 1 Imports’ Director Deferred Stock Unit Program. The program provided an optional deferral of up to 100% of the monthly cash director fees. Deferred fees (but not committee chair or chairman fees) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units (“DSUs”) up to a maximum calendar year limit of 375,000 units per individual. Deferred fees plus matching contributions are converted to DSUs based on the closing price of Pier 1 Imports’ common stock on the day the fees are payable. The DSUs are credited to an account maintained by Pier 1 Imports for each non-employee director. Each DSU is the economic equivalent of one share of Pier 1 Imports’ common stock. Each DSU is eligible to receive dividends payable on Pier 1 Imports’ common stock in additional DSUs equal to the dividend per share of common stock divided by the closing price of Pier 1 Imports’ common stock on the dividend payable date. The DSUs do not have voting rights. The DSUs will be exchanged one-for-one for shares of Pier 1 Imports’ common stock on the date the person ceases to be a member of the board of directors and the shares will be transferred to the person within five business days of such date, except that DSUs will be settled in cash to the extent applicable plan limitations at such time preclude issuing Pier 1 Imports’ common stock.

Mmes. Babrowski, Sardini and Smith participated in the Pier 1 Imports, Inc. Stock Purchase Plan during fiscal 2014. The stock purchase plan is a broad based plan available to all non-employee directors and all eligible employees. The plan provides that non-employee directors may contribute to the plan all or a portion of their monthly cash director fees. Pier 1 Imports will contribute to the plan an amount equal to 25% of each non-employee director’s contribution. The contributed funds are used monthly to purchase shares of Pier 1 Imports’ common stock based on the NYSE closing price for Pier 1 Imports’ common stock on the last trading day of the month (prior to December 2013, purchases were based on an average of the NYSE closing prices for Pier 1 Imports’ common stock on each Friday during the month). Shares purchased are allocated to the accounts of participants in proportion to the funds received from each respective account. All shares in a participant’s account are automatically released to the participant at least once each calendar year without affecting the participant’s participation in the plan. The participant may hold the released shares in the plan or sell or transfer the released shares. Prior to January 2014, shares in a participant’s account were automatically distributed to the participant at least once each calendar year without affecting the participant’s participation in the plan. A participant’s account is credited with all dividends paid on shares held in his or her account. All cash dividends are reinvested under the plan in common stock.

None of the non-employee directors participated in the Pier 1 Imports, Inc. Deferred Compensation Plan in fiscal 2014.

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MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Fiscal 2014 Non-Employee Director Compensation Table

The following table sets forth a summary of the compensation with respect to the fiscal year ended March 1, 2014, for services rendered in all capacities to Pier 1 Imports by its non-employee directors:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Claire H. Babrowski	$160,000	$0	$0	$0	$0	$7,500	$167,500
Cheryl A. Bachelder	$159,598	$38,646	$0	$0	$0	—	$198,244
John H. Burgoyne	$165,476	$70,813	$0	$0	$0	—	$236,289
Hamish A. Dodds	$150,000	$22,125	$0	$0	$0	—	$172,125
Brendan L. Hoffman	$150,000	$22,125	$0	$0	$0	—	$172,125
Terry E. London	$225,000	$39,992	$0	$0	$0	—	$264,992
Cynthia P. McCague (elected October 17, 2013)	$57,589	$11,383	$0	$0	$0	—	$68,972
Michael A. Peel (elected October 17, 2013)	$57,589	$14,508	$0	$0	$0	—	$72,097
Ann M. Sardini (elected October 17, 2013)	$57,589	$0	$0	$0	$0	$5,000	$62,859
Cece Smith	$175,000	$42,410	$0	$0	$0	$43,750	$261,160
(1)

This column represents the amount of cash compensation earned in fiscal 2014 for board and committee service. As described in footnote 2 below, certain percentages of this cash compensation were deferred by each director into the Pier 1 Imports’ Director Deferred Stock Unit Program.

(2)

This column represents the dollar value of Pier 1 Imports’ 25% match on monthly cash director fees (but not committee chair or chairman fees) deferred by each director into the Pier 1 Imports’ Director Deferred Stock Unit Program. This column also includes dividends paid on DSUs held in his or her account. These amounts were converted to DSUs as shown in the table below. The dollar amount represents the grant date fair value of such DSUs granted in fiscal 2014 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The number of DSUs is calculated using the closing price of Pier 1 Imports’ common stock on the last trading day of each fiscal month in which the fees were earned, which price also represents the grant date fair value of the DSUs. For dividends, the number of DSUs is calculated using the closing price of Pier 1 Imports’ common stock on the dividend payment date.

The following table shows fiscal 2014 DSUs for each non-employee director given his or her deferral percentage and Pier 1 Imports’ match:

Name	Deferral %	Fiscal Year 2014 Fees Deferred ($)	DSUs Converted from Deferred Fees (#)	DSUs Converted from 25% Company Match (#)	Dividends Deferred During Fiscal Year 2014 ($)	DSUs Converted from Deferred Dividends (#)	Aggregate DSUs Owned at Fiscal 2014 Year-End (#)
Claire H. Babrowski	0%	$0	0	0	$0	0	0
Cheryl A. Bachelder	100%	$159,598	7,381	1,729	$1,146	57	10,568
John H. Burgoyne	50%	$82,738	3,804	865	$52,062	2,464	251,990
Hamish A. Dodds	50%	$75,000	3,458	865	$3,375	161	18,517
Brendan L. Hoffman	50%	$75,000	3,458	865	$3,375	161	18,517
Terry E. London	10%	$22,500	1,037	173	$36,242	1,714	174,361
Cynthia P. McCague (elected October 17, 2013)	100%/50% (a)	$45,089	2,129	532	$110	6	2,667
Michael A. Peel (elected October 17, 2013)	100%	$57,589	2,786	697	$110	6	3,489
Ann M. Sardini (elected October 17, 2013)	0%	$0	0	0	$0	0	0
Cece Smith	0%	$0	0	0	$42,410	2,006	203,272
(a)	Effective January 1, 2014, Ms. McCague elected to defer 50% of her cash fees.

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The following table shows the Pier 1 Imports’ common stock closing price by month used to calculate the number of DSUs to be received for deferred director fees plus any Pier 1 Imports’ match, including the closing prices for the dividend payment dates. This closing price also represents the grant date fair value of each DSU in accordance with FASB ASC Topic 718.

Fiscal Month in which Fees were Earned	Closing Price of Pier 1 Imports’ Common Stock on Last Trading Day of each Fiscal Month
March 2013	$21.83
April 2013	$23.74
May 2013	$23.19
June 2013	$23.61
July 2013	$23.73
August 2013	$21.92
September 2013	$19.93
October 2013	$20.59
November 2013	$22.29
December 2013	$23.06
January 2014	$19.11
February 2014	$18.92

Date of Dividend	Closing Price of Pier 1 Imports’ Common Stock
May 8, 2013	$23.97
August 7, 2013	$22.93
November 6, 2013	$20.91
February 5, 2014	$18.34

(3)	The following table describes each component of All Other Compensation for fiscal 2014:

Fiscal 2014 All Other Compensation

Name	Payments Relating to Stock Purchase Plan (a)	Other Expenses (b)	Total All Other Compensation
Claire H. Babrowski	$7,500	—	$7,500
Cheryl A. Bachelder	N/A	—	—
John H. Burgoyne	N/A	—	—
Hamish A. Dodds	N/A	—	—
Brendan L. Hoffman	N/A	—	—
Terry E. London	N/A	—	—
Cynthia P. McCague (elected October 17, 2013)	N/A	—	—
Michael A. Peel (elected October 17, 2013)	N/A	—	—
Ann M. Sardini (elected October 17, 2013)	$5,000	—	$5,000
Cece Smith	$43,750	—	$43,750
(a)	This column reports aggregate matching contributions to the account of each director who participated in the Stock Purchase Plan.

(b)	Perquisites and personal benefits aggregating less than $10,000 are not shown.

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MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Stock Options Outstanding

Non-employee director stock options outstanding on March 1, 2014 are shown below:

Name	Grant Date	Expiration Date	Exercise Price	Aggregate Number of Outstanding Stock Options (Exercisable)
Terry E. London	06/23/2006 07/01/2005 06/28/2004	06/23/2016 07/01/2015 06/28/2014	$ 7.5500 $14.2500 $17.2500	6,000 6,000 6,000

Total				18,000

Security Ownership of Directors and Executive Officers

The following table indicates the ownership of Pier 1 Imports’ common stock by each director and nominee, each named executive officer shown below in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012,” and all directors and executive officers as a group, as of April 23, 2014, unless otherwise indicated below:

Name of Beneficial Owner	Common Shares Beneficially Owned (1)(2)	Percent of Class
Claire H. Babrowski	7,750	*
Cheryl A. Bachelder	13,605	*
Michael R. Benkel	143,063	*
John H. Burgoyne	262,857	*
Catherine David	148,316	*
Hamish A. Dodds	18,947	*
Brendan L. Hoffman	18,947	*
Sharon M. Leite	119,796	*
Terry E. London	192,482	*
Cynthia P. McCague	3,098	*
Michael A. Peel	4,350	*
Ann M. Sardini	1,483	*
Alexander W. Smith	3,007,600	3.15%
Cece Smith	251,981	*
Charles H. Turner	322,577	*
All directors and executive officers as a group (19 individuals)	5,011,825	5.2%
*	Represents less than 1% of the outstanding shares of the class.

(1)

The table includes shares that the person has the right to acquire within 60 days of April 23, 2014, upon the exercise of stock options granted pursuant to Pier 1 Imports’ stock option plans: Mr. Benkel (20,000 shares), Mr. London (18,000 shares), Mr. Smith (944,000 shares), Mr. Turner (94,000 shares), and to all directors and executive officers as a group (1,168,500 shares).

(2)

The table includes DSUs as of April 23, 2014, for Ms. Bachelder (11,543 DSUs), Mr. Burgoyne (252,420 DSUs), Mr. Dodds (18,947 DSUs), Mr. Hoffman (18,947 DSUs), Mr. London (174,481 DSUs), Ms. McCague (3,097 DSUs), Mr. Peel (4,349 DSUs), and Ms. Smith (203,272 DSUs). The DSUs will be exchanged one-for-one for shares of Pier 1 Imports’ common stock when the director ceases to be a member of the board of directors, as described above under the caption “Non-Employee Director Compensation for the Fiscal Year Ended March 1, 2014 — Fees Paid to Directors.” A DSU is the economic equivalent of one share of Pier 1 Imports’ common stock.

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Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by Pier 1 Imports as of April 23, 2014, to beneficially own more than 5% of Pier 1 Imports’ common stock:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
Columbia Wanger Asset Management, LLC	9,350,150 (1)	9.89%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Wellington Management Company, LLP	6,409,983 (2)	6.78%
280 Congress Street
Boston, MA 02210
The Vanguard Group, Inc.	5,626,073 (3)	5.95%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	5,487,917 (4)	5.81%
40 East 52nd Street
New York, NY 10022
(1)

This information was obtained from a Schedule 13G/A filed with the SEC on February 6, 2014, by Columbia Wanger Asset Management, LLC and Columbia Acorn Fund. The filing indicates that Columbia Wanger Asset Management, LLC (“CWAM”) does not directly own any of the shares listed. The filing further indicates that as the investment advisor of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares reported by Columbia Acorn Fund. Accordingly, the filing indicates that the shares reported by CWAM include those shares separately reported by Columbia Acorn Fund. According to the filing, the shares listed include 7,185,000 shares (6.9% of class) held by Columbia Acorn Fund over which it claims to have sole voting and dispositive power.

(2)

This information was obtained from a Schedule 13G filed with the SEC on February 14, 2014, by Wellington Management Company, LLP. The filing indicates that Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own the shares listed, which are held of record by its clients. The filing further indicates that Wellington Management has shared voting power over 5,239,966 shares and shared dispositive power over 6,409,983 of the shares.

(3)

This information was obtained from a Schedule 13G/A filed with the SEC on February 11, 2014, by The Vanguard Group, Inc. as beneficial owner of the shares listed. The filing indicates that the beneficial owner has sole voting power over 139,987 of the shares listed, sole dispositive power over 5,493,586 of the shares listed and shared dispositive power over 132,487 of the shares listed. According to the filing, the shares listed include shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., who is the beneficial owner of 132,487 shares or 0.12% of the common stock outstanding of Pier 1 Imports as a result of its serving as investment manager of collective trust accounts. The filing also indicates that the shares listed also include shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., which is the beneficial owner of 7,500 shares or 0.00% of the common stock outstanding of Pier 1 Imports as a result of its serving as investment manager of Australian investment offerings.

(4)

This information was obtained from a Schedule 13G/A filed with the SEC on January 30, 2014, by BlackRock, Inc. as beneficial owner of the shares listed. The filing indicates that the beneficial owner has sole voting over 5,196,739 shares and sole dispositive power over all of the shares listed.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTINGCOMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Pier 1 Imports’ directors and executive officers, and persons who own more than 10% of a registered class of Pier 1 Imports’ equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of Pier 1 Imports’ common stock or other equity securities. Pier 1 Imports’ executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 Imports with copies of all Section 16(a) reports they file. To Pier 1 Imports’ knowledge, and based solely on a review of the furnished Section 16(a) reports, all Section 16(a) filing requirements applicable to Pier 1 Imports’ executive officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

Each director of Pier 1 Imports who served as a member of the compensation committee during the fiscal year ended March 1, 2014 is identified above under the caption “Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders.” During fiscal 2014, there were no compensation committee interlocks or insider participation.

Related Person Transaction Policies and Procedures

Pier 1 Imports’ board of directors has adopted as part of its Code of Business Conduct and Ethics a written Related Person Transaction Policies and Procedures that is administered by the nominating and corporate governance committee. Pier 1 Imports’ Code of Business Conduct and Ethics is available on its web site at www.pier1.com under the heading Investor Relations. The policy applies to any transaction or series of transactions in which Pier 1 Imports is a participant, the amount involved exceeds $120,000 annually and a related person has a direct or indirect material interest. The policy defines a “related person” as any (a) person who is or was (since the beginning of the last fiscal year for which Pier 1 Imports has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as director, (b) greater than 5% beneficial owner of Pier 1 Imports’ common stock, or (c) immediate family member of any of the foregoing.

Transactions that fall within the policy (“interested transactions”) will be reviewed by the committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve the interested transaction and will approve only those interested transactions that are believed to be in the best interest of Pier 1 Imports.

The policy provides that “certain interested transactions” are deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. Those interested transactions are: (a) employment of executive officers, (b) director compensation, (c) certain transactions with other companies if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s total annual revenues, (d) certain charitable contributions by Pier 1 Imports if the aggregate amount involved does not exceed the lesser of $10,000 or 2% of the organization’s total annual receipts, (e) transactions where all shareholders receive proportional benefits (e.g., dividends), (f) transactions involving competitive bids, (g) regulated transactions, and (h) certain banking-related services. In addition, the policy delegates to the chair of the nominating and corporate governance committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount involved is expected to be less than $250,000. During fiscal 2014, the chair of the nominating and corporate governance committee did not pre-approve or ratify any transactions.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS

Transactions with Related Persons

During fiscal 2014, there were no transactions exceeding $120,000 in which Pier 1 Imports was a participant, or is to be a participant, and in which any related person had or will have a direct or indirect material interest.

Pier 1 Imports indemnifies its directors and executive officers to the fullest extent permitted by law and has also entered into agreements with these individuals contractually obligating Pier 1 Imports to provide this indemnification to them.

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ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

PROPOSAL NO. 1 — Election of Directors

The shareholders will vote to elect as directors the nine nominees named below at the annual meeting of shareholders. Those elected will serve on the board of directors until the next annual meeting of shareholders and until their successors are elected and qualified. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated each person listed below to stand for election. Although Pier 1 Imports does not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board of directors may reduce its size or choose a substitute for that nominee.

In order to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes cast “For” a nominee exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

The board of directors unanimously recommends a vote “For” the election of each of the following nominees as a director.

Nominees for Directors

As reflected in the section above captioned “Matters Relating to Corporate Governance, Board Structure, Director Compensation and Stock Ownership,” the primary qualities and characteristics nominees to the board of directors should possess are: management and leadership experience; relevant knowledge and diversity of background and experience; and personal and professional ethics, integrity and professionalism. All nine of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which led to her or his nomination are included in the individual discussions below.

CLAIRE H. BABROWSKI

Ms. Babrowski, age 56, is being nominated for her fourth consecutive term on the board of directors. During fiscal 2014, Ms. Babrowski served as chair of the nominating and corporate governance committee and as a member of the audit committee. Ms. Babrowski brings to the board experience in key leadership roles in leading global and domestic multi-unit companies. She possesses significant experience in operations, finance, international and general management as well as global exposure. Ms. Babrowski most recently served as executive vice president and chief operating officer of Toys “R” Us, Inc. from 2007 to 2010. She started her career spending 30 years at McDonald’s Corporation, where her last position was senior executive vice president and chief restaurant operations officer. From 2005 to 2006, Ms. Babrowski worked for RadioShack Corporation serving as executive vice president and chief operating officer, and then president, chief operating officer and acting chief executive officer. Ms. Babrowski currently serves as (i) a director and audit committee member of Delhaize Group, a Belgian company whose American Depository Receipts are traded on the NYSE and whose ordinary shares are traded on the NYSE Euronext in Brussels, and (ii) a member of the board of managers of QCE Finance LLC, which is the ultimate parent company of Quiznos®, and is the chair of the operations and development committee and serves on the marketing committee. Ms. Babrowski previously served as a director and chairman of Chipotle Mexican Grill, Inc.

CHERYL A. BACHELDER

Ms. Bachelder, age 58, is being nominated for her second consecutive term on the board of directors. During fiscal 2014, Ms. Bachelder served as a member and chair of the compensation committee. Ms. Bachelder is a restaurant industry executive who brings to the board over 30 years of brand building, operations and public-company management experience. Ms. Bachelder has served as chief executive officer of Popeyes Louisiana Kitchen, Inc. since November 1, 2007 and served as president from November 2007 through February 2012. Ms. Bachelder has served on the board of Popeyes Louisiana Kitchen, Inc. since November 2006 and served on the board of True Value Corporation from July 2006 through February 2013. From

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ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

January 2001 to September 2003, she was the president and chief concept officer for KFC Corporation in Louisville, Kentucky. While at KFC, she was responsible for leading its U.S. restaurant business. From June 1995 to December 2000, Ms. Bachelder served as vice president, marketing and product development for Domino’s Pizza, Inc.

HAMISH A. DODDS

Mr. Dodds, age 57, is being nominated for his fourth consecutive term on the board of directors. During fiscal 2014, Mr. Dodds served as a member of the audit committee. Mr. Dodds brings to the board over 30 years of executive experience in the shipping, retail, consumer goods and hospitality industries and has lived and worked in Europe, the Middle East, Africa, South America and the United States, gaining extensive international experience in finance, franchising, joint ventures and brand management. As president and chief executive officer for Hard Rock International since 2004, Mr. Dodds oversees the strategic development and operations of restaurants, hotels, casinos and live music venues across 58 countries. Previously, Mr. Dodds has served as a board member and compensation committee member and chief executive officer for CabCorp, as division president for PepsiCo Beverages covering South America, Central America and the Caribbean, and in a variety of general management and financial positions for PepsiCo, The Burton Group (now Arcadia Group) in the United Kingdom, and Overseas Containers, Ltd. Mr. Dodds is a fellow member of the Institute of Chartered Management Accountants.

BRENDAN L. HOFFMAN

Mr. Hoffman, age 45, is being nominated for his fourth consecutive term on the board of directors. During fiscal 2014, Mr. Hoffman served as a member of the compensation committee. Mr. Hoffman serves as president and chief executive officer of The Bon-Ton Stores, Inc. He brings to the board a broad retail background including experience in direct marketing, fulfillment and e-commerce operations. From October 2008 to February 2012, Mr. Hoffman served as president and chief executive officer of Lord & Taylor, a division of Hudson’s Bay Trading Company. Prior to that, Mr. Hoffman served six years as president and chief executive officer of Neiman Marcus Direct, where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com. Mr. Hoffman held previous positions as vice president of Last Call Clearance Division at Neiman Marcus Stores, divisional merchandise manager of Bergdorf Goodman, Inc., a subsidiary of the Neiman Marcus Group, and divisional merchandise manager of Lord & Taylor, where he began his retail career in the executive training program. Mr. Hoffman serves on the advisory board of the Jay H. Baker Retailing Initiative at The Wharton School.

TERRY E. LONDON

Mr. London, age 64, is being nominated for his twelfth consecutive term on the board of directors. During fiscal 2014, Mr. London served as the non-executive chairman of the board and as a member of the compensation committee and nominating and corporate governance committee. A certified public accountant and president of the London Broadcasting Company, Inc., Mr. London provides the board with significant finance, accounting, media, and public company board knowledge and experience. Mr. London was voted the Broadcaster of the Year in 2011 by the Texas Association of Broadcasters. Earlier in his career, Mr. London served as president and chief executive officer, as well as chief financial and administrative officer, of Gaylord Entertainment Company. Mr. London currently serves as a director of Johnson Outdoors, Inc. and previously served as a director of Bass Pro Shops, Inc. In his role as director on other boards, Mr. London has served as the chairman of the audit committee and member of the compensation committee.

CYNTHIA P. MCCAGUE

Ms. McCague, age 63, is being nominated for her first full term on the board of directors. During fiscal 2014, Ms. McCague served as a member of the compensation committee. Ms. McCague is a soft drink industry executive who brings to the board over 35 years of human resources and public company leadership experience. She retired in 2010 as senior vice president, global human resources for The Coca-Cola Company, after a 28-year career with the Coca-Cola business system. Prior to this last role, she led the Human Resources functions for Coca Cola Beverages, listed on the London Stock Exchange and Coca-Cola Hellenic, listed on the Athens, Greece Stock Exchange. She has served on the board of directors of Monster Worldwide, Inc. since May 2010 and is a member of their compensation committee and will continue serve in that capacity through that company’s 2014 annual shareholders meeting. Ms. McCague brings extensive experience in human resources and executive compensation to the board of directors. Her deep and broad global experience in consumer products gives the board a perspective on developing, marketing, merchandising and selling products in a fast moving consumer goods environment, as well as on strategy, talent and organizational development.

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ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

MICHAEL A. PEEL

Mr. Peel, age 64, is being nominated for his first full term on the board of directors. During fiscal 2014, Mr. Peel served as a member of the compensation committee and nominating and corporate governance committee. He has served as vice president for human resources and administration at Yale University since October 2008. He brings to the board extensive human resources and broad business expertise and public company board experience. Previously Mr. Peel spent 17 years at General Mills, a manufacturer and marketer of consumer food products, where he was last executive vice president of human resources and global business services. Mr. Peel originally joined General Mills as senior vice president, worldwide human resources in 1991. From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, Inc., including as senior vice president, human resources for PepsiCo Worldwide Foods from 1987 to 1991, and as senior vice president, human resources for the Pepsi-Cola Bottling Group from 1984 to 1987. Mr. Peel currently serves on the board of directors of Select Comfort Corporation and is chair of its compensation and management development committee.

ANN M. SARDINI

Ms. Sardini, age 64, is being nominated for her first full term on the board of directors. During fiscal 2014, Ms. Sardini served as a member of the audit committee. She has over 20 years of experience in senior financial management positions in branded consumer products and media companies. Most recently she served as the chief financial officer of Weight Watchers International, Inc. from 2002, until her retirement in 2012. She served as chief financial officer of Vitamin Shoppe.com, Inc. from 1999 to 2001, and as executive vice president and chief financial officer for the Children’s Television Workshop from 1995 to 1999. In addition, Ms. Sardini held finance positions ranging from controller to chief financial officer at QVC, Inc., Chris Craft Industries, and the National Broadcasting Company. Ms. Sardini currently serves on the board of directors of TreeHouseFoods, Inc. where she is lead independent director and serves on its compensation committee, and where she previously served as audit committee chair, and as a member of its nominating and governance committee. Ms. Sardini also currently serves on the advisory board of LearnVest.com, and on the board of directors of Promise Project Fund for the City of New York.

ALEXANDER W. SMITH

Mr. Smith, age 61, is being nominated for his ninth consecutive term on the board of directors, and has served on the board of directors since joining Pier 1 Imports as president and chief executive officer in February 2007. Mr. Smith has over 30 years of retail and international branding experience. Prior to joining Pier 1 Imports, Mr. Smith served as Group President of the TJX Companies, Inc., where he oversaw the operations and development of Home Goods, Marshalls, and TJ Maxx plus a number of corporate functions. He was instrumental in the development of the TK Maxx stores in Great Britain and ran its international operations. Mr. Smith also has served as a director of Papa John’s International, Inc., including service as chairman of its compensation committee and as a member of its audit committee, and has served as a director of Tumi Holdings, Inc. since December 2013. Mr. Smith’s employment agreement provides that, at all times during the employment period, Pier 1 Imports will use its reasonable efforts to cause the board of directors, or an authorized committee thereof, to nominate Mr. Smith for election to the board of directors at each annual meeting of shareholders of Pier 1 Imports held during the employment period, and, if nominated, to cause the board of directors to recommend his election to the shareholders of Pier 1 Imports.

The board of directors unanimously recommends a vote “For” the election of each of the above-named nominees as a director.

PROPOSAL NO. 2 — To Approve an Amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to Extend the Term of the Plan for Ten Years

The board of directors on April 3, 2014 unanimously approved an amendment to the Pier 1 Imports, Inc. Stock Purchase Plan, subject to shareholder approval, extending the term of the plan for ten years.

General

Pier 1 Imports established the Stock Purchase Plan to provide all eligible employees and non-employee directors an opportunity to acquire an ownership interest in Pier 1 Imports and, as a result, align participants’ interests with Pier 1 Imports’ other shareholders. The plan provides a voluntary method of acquiring shares of Pier 1 Imports’ common stock in convenient installments by payroll and other compensation deductions, supplemented by matching contributions from Pier 1 Imports.

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ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

The plan has been in effect since 1980. The plan is administered by the compensation committee. The current term of the plan is five years and the number of shares remaining available for issuance under the plan is 3,752,490 shares as of April 3, 2014. Pier 1 Imports’ board of directors on April 3, 2014 approved an amendment of the plan, subject to shareholder approval, extending the term of the plan for ten years (through June 20, 2024). The number of shares available under the plan is not being increased. The plan is described below and a copy of the amendment is attached to this proxy statement as Appendix A. A complete copy of the current plan is set forth in Exhibit 10.1 to Pier 1 Imports’ Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2013, as filed with the SEC.

Eligibility

All of Pier 1 Imports’ employees who have attained the age of majority of their state or province of residence and have completed 60 days of employment with Pier 1 Imports, or one of its designated subsidiaries that has adopted the plan, are eligible to participate in the plan. Directors who are not employees are also eligible to participate in the plan. At March 1, 2014, approximately 21,543 employees and 10 non-employee directors were eligible to participate in the plan, and 1,161 employees and 3 non-employee directors were participants in the plan.

Participant Accounts

Pier 1 Imports maintains an account in the name of each participant, deducts funds from each participant’s pay as elected and authorized by the participant and pays monthly to the plan for each participant’s account the deducted funds plus Pier 1 Imports’ contribution, as described below, on the participant’s behalf. The plan allows Pier 1 Imports as the plan administrator to use the contributed funds to purchase shares of Pier 1 Imports’ common stock either on the open market or directly from Pier 1 Imports. No open market purchases may be made at a price that is greater than the fair market value for Pier 1 Imports’ common stock on the date of purchase. Purchases of shares from Pier 1 Imports’ treasury are made at the NYSE closing price on the last trading day of each calendar month. Shares purchased are allocated to the accounts of participants in proportion to the funds received from each respective account. The plan provides that Pier 1 Imports pay any broker’s commissions or markups on open market purchases made by a broker.

Each participant acquires full and immediate beneficial ownership of all shares and fractional shares allocated to his or her account. All shares are registered in the name of the plan and remain registered in the plan’s name until delivery of the shares as described below or until “released” shares are sold or transferred by the participant. All such shares in a participant’s account will initially be classified under the plan as “unreleased” and may not be sold, assigned, pledged or otherwise disposed until released. Upon termination of employment, the employee’s participation in the plan will end and his or her shares will be distributed to the participant. All shares in the account of each participant will be automatically classified as “released” at least once each calendar year.

A participant’s account is credited with all dividends, if any, paid on full and fractional shares held in his or her account. All cash dividends are reinvested under the plan in common stock.

Compensation Deductions and Pier 1 Imports’ Contributions

A participant must specify the amount to be withheld from his or her compensation, with a minimum of $2.50 per week and a maximum of 20% of his or her compensation. The plan provides that non-employee directors may contribute to the plan all or a portion of their cash director fees. Subject to the plan’s limitations, compensation deductions may be increased or decreased at any time by the participant. Pier 1 Imports will contribute to the plan an amount equal to 25% of each participant’s compensation deduction.

Amendment or Termination of the Plan

The board of directors may amend, suspend or terminate the plan at any time. An amendment, suspension or termination will not result in the forfeiture of any funds contributed by a participant or Pier 1 Imports, or of any shares or fractional shares purchased for a participant, or of any dividends or other distributions with respect to such shares, that were effective before the effective date of the amendment, suspension or termination. Certain material amendments to the plan must be submitted to Pier 1 Imports’ shareholders for their approval.

U.S. Federal Income Tax Effects

The amount of Pier 1 Imports’ contribution to the plan is treated as “earned income” to the participant, which is subject to federal income tax at ordinary rates. Assuming federal income tax withholding requirements are satisfied, Pier 1 Imports receives a deduction for participants’ and Pier 1 Imports’ contributions to participants’ accounts.

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ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

Benefits Under the Plan

The following table shows for the persons and groups indicated the amounts contributed in cash by the employee or non-employee director, as the case may be, and by Pier 1 Imports and the number of shares purchased under the plan for their respective accounts during the fiscal year ended March 1, 2014.

Pier 1 Imports, Inc. Stock Purchase Plan

Name and Position	Participant Cash Contributions	Pier 1 Imports Cash Contributions	Shares Purchased (2)
Alexander W. Smith	$282,812	$70,703	15,927
President and Chief Executive Officer
Charles H. Turner	$123,217	$30,804	7,013
Senior Executive Vice President of
Finance and Chief Financial Officer
Michael R. Benkel	$34,487	$8,622	1,956
Executive Vice President,
Planning and Allocations
Catherine David	$43,261	$10,815	2,481
Executive Vice President,
Merchandising
Sharon M. Leite	$10,853	$2,713	622
Executive Vice President,
Sales and Customer Experience
Claire H. Babrowski	$30,000	$7,500	1,728
Non-Employee Director
Ann M. Sardini	$20,000	$5,000	1,219
Non-Employee Director
Cece Smith	$175,000	$43,750	10,072
Non-Employee Director
Executive Group	$576,720	$144,180	32,738
Non-Employee Director Group (1)	$225,000	$56,250	13,018
Non-Executive Officer Employee Group	$1,601,690	$400,450	91,713
(1)	Ms. Bachelder, Messrs. Burgoyne, Dodds, Hoffman and London, Ms. McCague and Mr. Peel did not participate in the Pier 1 Imports, Inc. Stock Purchase Plan during fiscal 2014.

(2)	Includes reinvested dividends.

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding Pier 1 Imports’ equity compensation plans as of March 1, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by Shareholders
Pier 1 Imports, Inc. 1999 Stock Plan	481,500	$15.94	—
Pier 1 Imports, Inc. 2006 Stock Incentive Plan	432,373	$8.27	3,954,611	(1)
Pier 1 Imports, Inc. Stock Purchase Plan	—	—	3,763,010
Equity compensation plans not approved by Shareholders (2)	944,000	$6.69	—
Total:	1,857,873	$9.45	7,717,621
(1)	As of April 23, 2014, the plan had 3,099,902 shares available for issuance.

(2)	Equity compensation plans not approved by shareholders represent the employment inducement stock option awards granted to Mr. Smith on February 19, 2007.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to approve the amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote “Against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will not be counted in determining the number of shares necessary for approval of the proposal.

The board of directors unanimously recommends a vote “For” approval of the amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years.

PROPOSAL NO. 3 — To Adopt a Non-binding, Advisory Resolution to Approve the Compensation of Pier 1 Imports’ Named Executive Officers as Disclosed Pursuant to the Compensation Disclosure Rules of the Securities and Exchange Commission, Including the Compensation Discussion and Analysis, Compensation Tables and Narrative Discussion Below Under the Caption “Executive Compensation”

General Information

Under rules adopted by the SEC pursuant to Section 14A of the Exchange Act, Pier 1 Imports’ shareholders are entitled to vote not less frequently than every three years upon an advisory, non-binding resolution approving the compensation of Pier 1 Imports’ named executive officers, as disclosed pursuant to the disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (commonly called the “say-on-pay vote”). At Pier 1 Imports’ annual meeting of shareholders held on June 28, 2011, its shareholders indicated in an advisory vote that they overwhelmingly favored the say-on-pay vote every year. Accordingly, Pier 1 Imports is including in this proxy statement a non-binding, advisory shareholder vote on Pier 1 Imports’ executive compensation as described in this proxy statement. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the compensation of Pier 1 Imports’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The compensation of Pier 1 Imports’ named executive officers, as disclosed by the Compensation Discussion and Analysis, compensation tables and narrative discussion, is shown below under the caption “Executive Compensation.” As discussed in those disclosures, the board of directors and management believe that the compensation policies, principles, objectives and

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EQUITY COMPENSATION PLAN INFORMATION

practices of Pier 1 Imports are focused on pay-for-performance and are strongly aligned with the long-term interests of its shareholders. Compensation of Pier 1 Imports’ named executive officers is designed to enable it to attract and retain talented and experienced senior executives to lead Pier 1 Imports successfully in a competitive environment.

Your vote on this resolution is advisory, and therefore not binding on Pier 1 Imports, the compensation committee, or the board of directors. The vote will not be construed to create or imply any change to the fiduciary duties of the board of directors, or to create or imply any additional fiduciary duties for the board of directors. However, Pier 1 Imports’ board of directors values the opinions of shareholders, and, if the shareholders do not adopt the resolution set forth above, the compensation committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this resolution is required to approve this resolution. Abstentions will be counted as represented and entitled to vote on this resolution and will have the effect of a vote “Against” the resolution. Broker non-votes will not be considered entitled to vote on this resolution and will not be counted in determining the number of shares necessary for approval of the resolution.

The board of directors unanimously recommends a vote “For” the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Executive Compensation.”

PROPOSAL NO. 4 — Ratification of the Audit Committee’s Engagement of Ernst & Young LLP as Pier 1 Imports’ Independent Registered Public Accounting Firm for Fiscal 2015

The audit committee has approved engaging Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015. Ernst & Young LLP served as Pier 1 Imports’ independent registered public accounting firm for fiscal 2014 and has served in that capacity since fiscal 1996. Although approval or ratification of such engagement is not required, Pier 1 Imports is seeking the shareholders’ ratification of the audit committee’s engagement of Ernst & Young LLP because the board of directors and management believe that allowing shareholders to express their view on the matter is good corporate governance. SEC and NYSE rules require that the audit committee “…must be directly responsible for the appointment…of any registered public accounting firm….” Since the audit committee must follow this requirement, the ratification is not binding on Pier 1 Imports. Any failure of the shareholders to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm would, however, be considered by the audit committee in engaging Ernst & Young LLP.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote “Against” the proposal.

The board of directors unanimously recommends a vote “For” the ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015.

Relationship with Independent Registered Public Accounting Firm

The audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports’ independent registered public accounting firm. As described above, the audit committee has approved the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015.

The audit committee engaged Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2014 and the shareholders ratified that engagement at the annual meeting of the shareholders held on July 2, 2013. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

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EQUITY COMPENSATION PLAN INFORMATION

Independent Registered Public Accounting Firm Fees

The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm, for fiscal years ended March 1, 2014 and March 2, 2013.

	March 1, 2014	March 2, 2013
Audit Fees (1)	$958,000	$953,880
Audit Related Fees (2)	$28,000	$27,500
Tax Fees (3)	$188,545	$364,844
All Other Fees (4)	$2,160	$2,008

Total Fees	$1,176,705	$1,348,232
(1)

Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, if any, reviews of Pier 1 Imports’ quarterly reports on Form 10-Q, the registered public accounting firm’s report on Pier 1 Imports’ internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and any registration statements during the respective periods.

(2)	Includes fees for services related to the Pier 1 Imports, Inc. Stock Purchase Plan and Pier 1 Imports’ consolidated balance sheet audits.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.

(4)	Includes fees for subscription to online research tool.

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to a fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chair of the audit committee, or any of its other members, authority to approve permitted services up to $50,000 per engagement provided that any pre-approval decisions are reported to the committee at its next scheduled meeting.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Each member of the audit committee is an independent director, pursuant to the independence requirements of the SEC and NYSE. In accordance with the committee’s written charter, the committee assists the board of directors in overseeing the quality and integrity of Pier 1 Imports’ accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1 Imports’ audited consolidated financial statements as of and for the fiscal year ended March 1, 2014, with management and Pier 1 Imports’ independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures reflected in the financial statements. The committee also discussed with Pier 1 Imports’ independent registered public accounting firm all matters required by applicable Public Company Accounts Oversight Board standards and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Pier 1 Imports that might affect the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the registered public accounting firm any relationships that may have an impact on its objectivity and independence and was satisfied that the registered public accounting firm is independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm for fiscal 2014, to Pier 1 Imports is compatible with maintaining Ernst & Young LLP’s independence.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the committee recommended to the board of directors that Pier 1 Imports’ audited consolidated financial statements be included in Pier 1 Imports’ Annual Report on Form 10-K for the fiscal year ended March 1, 2014, for filing with the SEC.

AUDIT COMMITTEE

Cece Smith, Chair

Claire H. Babrowski

Hamish A. Dodds

Ann M. Sardini

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on the review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Pier 1 Imports’ 2014 proxy statement.

COMPENSATION COMMITTEE

Cheryl A. Bachelder, Chair

John H. Burgoyne

Brendan L. Hoffman

Terry E. London

Cynthia P. McCague

Michael A. Peel

Compensation Discussion and Analysis

This Compensation Discussion and Analysis disclosure provides material information about Pier 1 Imports’ compensation policies, principles, objectives and practices for its named executive officers (“NEO”) for fiscal 2014 and puts into perspective the tabular disclosures and related narratives that follow it.

Executive Summary

No Fiscal 2014 Short-Term Incentives Paid

Pier 1 Imports did not meet its internal financial targets for fiscal 2014 and, as a result, none of its NEOs earned any payments under the fiscal 2014 short-term incentive program. However, the executive officers’ decisions and leadership over the past several years positioned Pier 1 Imports to deliver improved operations and profitable operating performance during fiscal 2014. Detailed below are key business achievements during fiscal 2014, an overview of Pier 1 Imports’ executive compensation philosophy and some highlights of Pier 1 Imports’ chief executive officer (“CEO”) compensation in fiscal 2014.

Fiscal 2014 Business Results Highlights:

•	Net sales for the 52-week fiscal 2014 year expanded 3.9% to $1.772 billion, compared to net sales for the 53-week fiscal 2013 year of $1.705 billion;

•	Delivered a 2.4% annual comparable store sales increase in fiscal 2014 on a 52-week basis;

•	Grew sales through e-Commerce enabled website, www.pier1.com, which comprised 4% of total sales in fiscal 2014;

•	Delivered gross profit of $745.6 million, or 42.1% of sales;

•	Generated $159.2 million of cash from operations in fiscal 2014, in addition to the $124.0 million of cash generated from operations in fiscal 2013;

•

Distributed approximately $21.7 million to shareholders through a $0.05 quarterly cash dividend paid during the first three quarters, which was subsequently increased by 20% to $0.06 per share in December 2013 and paid in the fourth quarter;

•

Utilized $203.9 million to repurchase approximately 9% of Pier 1 Imports’ outstanding common stock. As of March 1, 2014, $96.1 million remained available for repurchase under Pier 1 Imports’ $200 million share repurchase program authorized in October 2013, and the program was completed subsequent to the end of fiscal 2014; and

•	Upgraded and invested in information technology and systems in support of ‘1 Pier 1’ which included successful implementation of a new point-of-sale system.

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EXECUTIVE COMPENSATION

Executive Compensation Overview

Pier 1 Imports’ executive compensation philosophy is focused on pay-for-performance in conjunction with appropriate compensation practices aligned to meet the needs of the business. Below is a summary of compensation practices Pier 1 Imports has adopted that it believes drive performance, thereby increasing shareholder value:

What Pier 1 Imports Does

Pay-for-Performance. In fiscal 2014, 88% of Pier 1 Imports’ CEO’s target pay and 64% of the NEOs’ target pay (on average) was based on incentives tied to financial results and stock performance.

Aggressive Short-Term Incentive Performance Metrics. The fiscal 2014 short-term incentive target represented a 15% increase over fiscal 2013’s actual results for that performance metric.

Relative Performance in Pier 1 Imports’ Equity Awards. A significant portion of the CEO’s and NEOs’ target compensation is earned based on Pier 1 Imports’ relative stock performance against a selected retail peer group.

Management Continuity. Long-term incentive programs for the NEOs and the extension of the CEO’s employment agreement assure management retention and continuity.

Stock Ownership Guidelines. For fiscal 2015 the CEO’s stock ownership guidelines were increased from 5 times base salary to 6 times base salary. The CEO and each NEO have either satisfied board established stock ownership guidelines, or are on track to satisfy those guidelines within the applicable timeframe.

Mitigation of Undue Risk. Pier 1 Imports’ compensation plans cap the maximum level of payouts and award grants, and set multiple performance metrics for long-term incentives. An independent executive compensation consultant reports directly to the compensation committee. Pier 1 Imports conducts annual risk assessments to assure its compensation programs do not promote inappropriate risk taking.

Clawback Adoption. At the beginning of fiscal 2015, Pier 1 Imports adopted a “clawback” policy for the recovery of cash and equity-based incentive compensation received by an executive officer.

What Pier 1 Imports Does Not Do

No Tax Gross-Ups Upon Change in Control. Pier 1 Imports does not have any tax gross-ups associated with payments contingent on a change in control.

No Dividends on Unvested Restricted Stock. Beginning with the fiscal 2012 restricted stock grants, unvested time-based and performance-based restricted shares do not receive cash dividend payments.

No Above-Market Earnings were Paid on Deferred Compensation Arrangements during Fiscal 2014.

No Across-the-Board Base Salary Increases for Executives. Pier 1 Imports evaluates the total compensation for all executives and only makes adjustments to base salary when necessary to reflect significant changes in the executive’s responsibilities or in current market conditions.

No Hedging, Short Sales, Option Trading or Pledging of Pier 1 Imports’ Common Stock. All employees and directors are prohibited from the following activities related to Pier 1 Imports’ stock: hedging and other forms of monetizing transactions; short sales; option trading; and holdings in a margin account or pledging as collateral for a loan.

No Employment Agreements other than for the CEO. Pier 1 Imports does not maintain employment agreements for the NEOs, other than the CEO.

No re-pricing of underwater stock options. Pier 1 Imports does not re-price stock options and its stock incentive plan prohibits re-pricing of stock options without approval of shareholders, except in certain limited circumstances such as mergers and acquisitions and similar events.

Pier 1 Imports does not pay discretionary bonuses to NEOs when the established performance targets are not met. Pier 1 Imports believes that well-defined incentive targets, and how well the company performs against them, should determine how much incentive compensation an NEO receives. In fiscal 2014, internal profit goal targets were not achieved and no NEO received a short-term incentive payment or bonus.

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EXECUTIVE COMPENSATION

Fiscal 2014 Chief Executive Officer Compensation

Pay Aligned With Performance

Pier 1 Imports did not exceed its performance targets as it did in fiscal 2013 and, as a result, Mr. Smith’s compensation was substantially lower than the previous year. As illustrated in Table 1 below, there is a strong positive relationship between Mr. Smith’s compensation as reported in the Summary Compensation Table and Pier 1 Imports’ total shareholder return (“TSR”) over the last four fiscal years. In prior years when Pier 1 Imports’ TSR was very strong, Mr. Smith’s compensation reflected that performance. Even though Pier 1 Imports did not make its performance targets, fiscal 2014 was strategically very successful, as described above at “Fiscal 2014 Business Results Highlights.” Pier 1 Imports invested in the business and made significant operational and technological improvements to the business that both Pier 1 Imports and its shareholders should benefit from in the years ahead. Pier 1 Imports is confident that the pay-for-performance alignment of the executive compensation programs is working as designed, as evidenced by the reduction of total compensation of the CEO during fiscal 2014.

Table 1

Summary Compensation Table = total compensation as reported in the Pier 1 Imports’ proxy statement in each of the last four fiscal years.

Pier 1 Imports TSR = year-over-year growth in a $100 investment in Pier 1 Imports’ common stock, assuming dividend reinvestment, over the four-fiscal-year period, February 26, 2010 to February 28, 2014 (the last trading day of fiscal 2014).

S&P TSR = year-over-year growth in a $100 investment in the S&P 500, assuming dividend reinvestment, over the four-fiscal-year period, February 26, 2010 to February 28, 2014.

Peer TSR = year-over-year growth in a $100 investment in the stock of the Pier 1 Imports’ peer group, assuming dividend reinvestment, used for fiscal 2014 executive compensation purposes (detailed below under the caption “Compensation Policies, Principles, Objectives and Practices”) over the four-fiscal-year period, February 26, 2010 to February 28, 2014.

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As illustrated in the graph:

•

A $100 investment in Pier 1 Imports’ common stock on February 26, 2010 (the last trading day of fiscal 2010) grew to $316 by the end of fiscal 2014, which represents an approximate 33.3% annualized growth of TSR for each year in the four-year period.

•	Over the same period of time, the CEO’s pay, as reported in the summary compensation tables for each respective fiscal year, increased by the annual equivalent of approximately 6.6% each year.

•

A $100 investment on February 26, 2010 in the stock of the constituent companies comprising the fiscal 2014 Pier 1 Imports peer group (for executive compensation purposes as detailed later in this Compensation Discussion and Analysis) grew to $267 over the same period of time, which represents an annualized growth of TSR for each year in the four-year period of approximately 27.8%.

•

A $100 investment in the S&P 500 on February 26, 2010 grew to $183 over the same period of time, which represents an annualized growth of TSR for each year in the four-year period of approximately 16.4%.

In conclusion, Pier 1 Imports continues to maintain policies that pay for performance as demonstrated by both the results of fiscal 2014 and the direct compensation actions taken. In light of this strong philosophy to deliver results to shareholders, Pier 1 Imports encourages a “Yes” vote on its say-on-pay proposal.

Compensation Policies, Principles, Objectives and Practices

Pier 1 Imports’ proven success has resulted, in large part, from its ability to successfully attract, motivate and retain a qualified executive management team and its future success will depend on its ability to continue to do so. Sourcing qualified candidates to fill important positions within Pier 1 Imports is challenging given the highly competitive retail environment. Pier 1 Imports’ overall compensation philosophy is that its executive compensation program should be structured to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful performance that is consistent with shareholders’ expectations. Pier 1 Imports accomplishes this by creating total compensation packages which are competitive in the retail industry, fair and equitable among the executives, and which provide strong incentives for the long-term success and performance of Pier 1 Imports.

Pier 1 Imports provides both short-term and long-term incentives to its executives for the effective management of major functions, teamwork, and effective expense control. Success on these fronts leads to its overall success. Pier 1 Imports believes that as an executive’s level of responsibility increases, a greater portion of that executive’s potential total compensation should come from performance-based plans. Pier 1 Imports also believes that the majority of an executive’s compensation should be “at-risk” and tied to Pier 1 Imports’ performance as well as its performance in relation to a group of other retail companies for certain long-term incentive awards. This aligns management’s interests with shareholders’ interests as the executive’s total compensation should only increase when Pier 1 Imports’ performance improves.

Pier 1 Imports generally targets total compensation packages for executive officers to reflect the 50th percentile of Pier 1 Imports’ peer group when it achieves planned financial and operational goals. Pier 1 Imports designs its total compensation packages to provide pay above the 50th percentile compared to its peer group when its results exceed planned financial and operational goals.

Peer Group

At the beginning of fiscal 2014, Pier 1 Imports used a group of peer companies to benchmark base salary, short-term incentive and long-term incentive elements of total executive compensation. The peer group included the following companies, which at that time were publicly traded and were direct competitors, retail industry competitors, and/or local area competitors for executive talent:

Bed Bath & Beyond Inc.	Ross Stores, Inc.
Chico’s FAS Inc.	Select Comfort Corporation
Dick’s Sporting Goods, Inc.	Stage Stores Inc.
Finish Line Inc.	Stein Mart, Inc.
Fossil Group, Inc.	Tuesday Morning Corporation
hhgregg, Inc.	Ulta Salon, Cosmetics & Fragrance, Inc.
Kirkland’s, Inc.	Williams-Sonoma, Inc.
PetSmart, Inc.	Zale Corporation
RadioShack Corporation

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EXECUTIVE COMPENSATION

Data for these companies was provided by Pay Governance LLC, the compensation committee’s independent executive compensation consultant for fiscal 2014. Pay Governance provided information and consulting to the compensation committee on a variety of executive compensation issues including base salaries, short-term incentive pay, long-term incentive pay and the plan design information for short-term (cash) and long-term (equity) incentive programs. Pay Governance also provided data from the 2012 Towers Watson Retail/Wholesale Survey in order to provide additional information relating to total compensation, cash compensation and equity trends in the broader retail industry to ensure that Pier 1 Imports maintains competitive compensation practices and packages across the broader retail group. For fiscal 2014, Pier 1 Imports removed Charming Shoppes, Inc., Cost Plus, Inc., and The Talbots Inc. from its prior peer group and added Chico’s FAS Inc, Select Comfort Corporation and Stage Stores Inc. As a part of Pier 1 Imports’ review of peer group compensation practices, effective for fiscal 2015 Dick’s Sporting Goods, Inc., PetSmart, Inc., RadioShack Corporation, Ross Stores, Inc. and Tuesday Morning Corporation were removed from the peer group and were replaced with ANN INC., DSW Inc., Haverty Furniture Companies Inc., Restoration Hardware Holdings, Inc. and The Container Store Group, Inc., whose revenues and operating characteristics are considered by the compensation committee to be more consistent with Pier 1 Imports.

Advisory Vote on Executive Compensation; Shareholder Engagement Efforts

Pier 1 Imports has determined that its shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by its shareholders at the 2011 annual meeting of shareholders.

Pier 1 Imports conducted an advisory vote on executive compensation at its 2013 annual meeting of shareholders. While this vote was not binding on Pier 1 Imports, its board of directors or its compensation committee, Pier 1 Imports believes that it is important for its shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding Pier 1 Imports’ executive compensation philosophy, its compensation policies and programs, and its decisions regarding executive compensation, all as disclosed in the proxy statement. Pier 1 Imports’ board of directors and its compensation committee value the opinions of Pier 1 Imports’ shareholders and the compensation committee will consider shareholder input and will evaluate whether any actions are necessary to address shareholder concerns.

At the 2013 annual meeting of shareholders, approximately 68% of the votes represented at the meeting and entitled to vote on the advisory vote on executive compensation approved Pier 1 Imports’ NEO compensation as disclosed in the proxy statement. For the 2011 and 2012 annual meetings of shareholders, approval percentages were 95% and 96%, respectively. While it was clear that the majority of shareholders supported the executive compensation practices of Pier 1 Imports, the approval percentage was not as high as it had been in past years. The board of directors and compensation committee were disappointed by the results of the 2013 advisory vote, particularly in light of the outstanding performance of Pier 1 Imports’ common stock over the same period (one- and three-year TSR of 38% and 273%, respectively).

Given the fiscal 2013 say-on-pay results, the board of directors and management engaged in a series of substantial discussions and deliberations about Pier 1 Imports’ compensation philosophy and executive compensation practices, exploring further changes to the program. The board of directors encouraged management to expand its engagement with shareholders to better understand their views on Pier 1 Imports’ executive compensation practices.

Management reached out to shareholders representing approximately 74% of the shares of Pier 1 Imports’ common stock to seek their input and feedback on Pier 1 Imports’ executive compensation practices. The outreach efforts led to several discussions with shareholders. Highlights of those discussions are summarized as follows:

•

Shareholders are very interested in Pier 1 Imports’ alignment between executive compensation practices and business results, expecting above-market pay for above-market performance and similar reductions to pay if Pier 1 Imports does not deliver business results.

•	Shareholders want to see a majority of pay packages based on performance metrics that translate into share price performance.

•	Shareholders prefer more than a single metric for awarding short- and long-term incentives.

•	Shareholders are pleased with the recent changes, as noted below, which Pier 1 Imports has taken with respect to its executive compensation programs.

•	Shareholders were appreciative of the 3-year and 5-year TSR of Pier 1 Imports.

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EXECUTIVE COMPENSATION

Actions Pier 1 Imports Has Taken

In an effort to drive shareholder value creation in the short- and long-term, and in response to views expressed by shareholders, the board of directors and compensation committee have taken the following executive compensation program actions over previous fiscal years and for fiscal 2015:

•	Renewed the CEO’s employment agreement in 2012;

•	Increased the emphasis on variable, or “at risk,” compensation, which is a key driver of shareholder value creation;

•	Included a relative TSR metric in CEO/NEO equity grants in fiscal 2014;

•	Pier 1 Imports’ performance is measured using multiple metrics, including the addition of new performance metrics for fiscal 2015;

•	Remained diligent about revisions to the executive compensation peer group by:

•

Removing Blockbuster Inc., Borders Group, Inc., Charming Shoppes, Inc., Cost Plus, Inc., J. Crew Group, Inc., Jo-Ann Stores, Inc., Liz Claiborne, Inc. and The Talbots Inc. from the peer group, and, effective for fiscal 2015, Dick’s Sporting Goods, Inc., PetSmart, Inc., RadioShack Corporation, Ross Stores Inc. and Tuesday Morning Corporation; and

•

Adding Chico’s FAS Inc., Finish Line Inc., Hhgregg, Inc., Select Comfort Corporation, Stage Stores Inc. and Ulta Salon, Cosmetics & Fragrance, Inc., and, effective for fiscal 2015, ANN INC., DSW Inc., Haverty Furniture Companies Inc., Restoration Hardware Holdings, Inc. and The Container Store Group, Inc.;

•	Continued to evaluate executive base salary on a case-by-case basis rather than utilizing across-the-board increases;

•	Utilized negative discretion to reduce short-term incentive awards for executives when financial or operational results were below Pier 1 Imports’ internal expectations;

•	Strengthened the executive stock ownership guidelines, including increasing the CEO guideline from 5 times to 6 times base salary (effective in fiscal 2015);

•	Implemented a clawback policy that is applicable to performance-based cash and equity compensation (effective in fiscal 2015); and

•	The compensation committee engaged a new outside independent compensation consultant for fiscal 2015.

Looking Forward

After hearing from its shareholders, Pier 1 Imports was pleased that many of the views expressed reinforced the actions Pier 1 Imports had either taken or was contemplating taking and which were subsequently implemented. Pier 1 Imports sets challenging goals and although it achieved improved operations and profitable operating performance in addition to returning money to its shareholders in fiscal 2014, Pier 1 Imports fell short of delivering the financial performance it expected and as a direct result Pier 1 Imports’ executives’ pay was diminished.

Pier 1 Imports’ feels its pay practices and programs are properly aligned with performance and encourage you to vote “Yes” on Pier 1 Imports’ say-on-pay proposal for fiscal 2014.

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EXECUTIVE COMPENSATION

Executive Compensation Components

Table 2 below shows the allocation of the direct compensation components of Pier 1 Imports’ executive compensation program for fiscal 2014 among base salary, short-term incentives and long-term equity incentives for the CEO and for the other NEOs as a group:

Table 2

Base Salary

NO ACROSS-THE-BOARD INCREASES

In fiscal 2014, Pier 1 Imports’ chief executive officer and human resources compensation group once again recommended to the compensation committee only targeted increases to certain executives and no “across-the-board” base salary increases for Pier 1 Imports’ NEOs. The compensation committee agreed to support management’s recommendation and approved targeted increases in base salary for two of the NEOs, as shown in Table 3 below. Mr. Smith’s base salary is governed by his employment agreement, as described below at “Chief Executive Officer Compensation.”

Table 3

Named Executive Officer (other than CEO)	Fiscal 2013 Base Salary ($)	Fiscal 2014 Base Salary ($)	Percentage Increase (%)
Charles H. Turner	$475,000	$475,000	0.0%
Michael R. Benkel	$330,000	$330,000	0.0%
Catherine David	$410,000	$420,000	2.4%
Sharon M. Leite	$350,000	$360,000	2.9%

Generally, Pier 1 Imports targets base salary at the 50th percentile for comparable skills. The aspects of individual performance that may be considered in the determination of each executive’s base salary include the individual’s contribution to achieving operating goals, expense control and reduction, profitability and performance as compared to planned results. Pier 1 Imports recognizes individual experience, skill, level of responsibility and performance over time to set base salary levels. Changes to base salary may be made based on individual and company performance, pay in relation to peers for executive compensation purposes, or pay “at market” within the context of the national retail market and increased responsibility.

Short-Term Incentive

NO FISCAL 2014 SHORT-TERM INCENTIVES PAID

Prior to fiscal 2014, the Pier 1 Imports’ fiscal 2013 short-term incentive program for NEOs had a quarterly incentive component. For the fiscal 2014 short-term incentive program, NEOs were removed from the quarterly incentive opportunity and 100% of their

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EXECUTIVE COMPENSATION

short-term incentive was based on achievement of annual targets. The Realized Profit (defined below) for fiscal 2014 was below the threshold Profit Goal (defined below) set for fiscal 2014 and, as a result, no NEO earned a fiscal 2014 short-term incentive award.

Pier 1 Imports’ short-term incentive program for its executives in fiscal 2014 provided a cash award based upon achievement of a performance measure consisting of consolidated earnings before interest, taxes, depreciation, and amortization, adjusted for certain recurring non-cash items and unusual or non-recurring items, as determined by the compensation committee. This performance objective is referred to as the “Profit Goal” and the actual amount realized for the fiscal year is referred to as the “Realized Profit.” This performance measure was selected because it focuses on factors that an individual participant’s actions can affect and because it more closely reflects cash being generated by Pier 1 Imports’ ongoing core operations. It eliminates the effects of financing and tax decisions as well as unusual charges. Use of the short-term incentive Profit Goal as a measure of Pier 1 Imports’ financial and operational performance is designed to lead to increased profitability over time. These factors were evaluated by the compensation committee and resulted in their approval of the short-term incentive program and the Profit Goal for fiscal 2014. (The short-term incentive awards are made pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.)

The fiscal 2014 Profit Goal of $274,000,000 represented an approximate 15% increase over the Realized Profit for fiscal 2013 of $238,000,000 (on a 52-week basis). No award payout was possible unless the Realized Profit for 2014 met or exceeded the previous year’s actual results. The fiscal 2014 short-term incentive program capped the Realized Profit for which an incentive would be paid at $300,000,000. Fiscal 2014 short-term incentive opportunity as a percentage of base salary for each NEO is shown on Table 4 below. Mr. Smith’s award is described below at “Chief Executive Officer Compensation.”

Table 4

	Fiscal 2014 Annual Short-Term Incentive Opportunity as a Percentage of Base Salary
Named Executive Officer (other than CEO)	At Threshold Performance Levels	At Target Performance Levels	At Maximum Performance Levels	Actual Payout
Charles H. Turner	8.0%	80%	200%	0%
Michael R. Benkel	7.5%	75%	188%	0%
Catherine David	7.5%	75%	188%	0%
Sharon M. Leite	7.5%	75%	188%	0%

The short-term incentive plan required participants to be employed with Pier 1 Imports at fiscal year-end to receive a cash award. The plan also allowed Pier 1 Imports’ chief executive officer to reduce the cash award of a participant as a result of individual or group performance. Pier 1 Imports believes that these target percentage levels were competitive when compared to Pier 1 Imports’ peer group as identified at the beginning of the fiscal year.

Long-Term Incentive

ONLY PARTIAL VESTING FOR FISCAL 2014 GRANT

The Realized Profit for fiscal 2014 was $230,600,000 and, as a result, only 60.4% of the performance-based Profit Goal shares for fiscal 2014 vested, as described below, upon the date of filing of Pier 1 Imports’ Annual Report on Form 10-K.

Pier 1 Imports believes that a blend of performance- and time-based restricted stock provides a long-term incentive opportunity that is both competitive in the retail industry and serves as a retention tool. During fiscal 2014, equity grants, which aid Pier 1 Imports in executive retention, were a mix of performance-based restricted stock that utilized achievement of two different performance measures plus time-based restricted shares, which vest ratably over a three-year period. Table 5 below provides a breakdown of the restricted stock awarded to the NEOs, other than Mr. Smith, in fiscal 2014. Mr. Smith did not participate in the fiscal 2014 long-term incentive equity award given his awards of restricted stock pursuant to his employment agreement as described below at “Chief Executive Officer Compensation.”

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Table 5

Named Executive Officer (other than CEO)	Performance-Based Shares — Profit Goal (#)	Performance-Based Shares — TSR at Target (#)	Time-Based Shares (#)
Charles H. Turner	7,340	5,243	8,388
Michael R. Benkel	5,100	3,642	5,828
Catherine David	6,490	4,636	7,417
Sharon M. Leite	5,563	3,973	6,358

Approximately 60% of the shares granted at target in fiscal 2014 were performance-based and 40% were time-based. Of that 60%, approximately 58% were based on the fiscal 2014 Profit Goal, while approximately 42% were based on relative TSR. The Profit Goal shares vest 33% upon Pier 1 Imports satisfying the Profit Goal established by the compensation committee for fiscal 2014 and will vest 33% and 34% for each of the following two fiscal years, respectively, upon Pier 1 Imports satisfying the Profit Goals established by the compensation committee for those respective fiscal years. Vesting for each fiscal year is also conditioned upon the NEO being employed on the date of filing of Pier 1 Imports’ Annual Report on Form 10-K with the SEC for the applicable fiscal year. The performance-based grants are referred to as “Profit Goal performance-based shares” and “TSR performance-based shares.”

The Profit Goal performance-based shares for a given fiscal year vest pursuant to the following schedule (with interpolation between the levels):

100% of the Profit Goal — 100% of the shares;

  96% of the Profit Goal —   90% of the shares;

  92% of the Profit Goal —   80% of the shares;

  88% of the Profit Goal —   70% of the shares;

  84% of the Profit Goal —   60% of the shares; and

  80% of the Profit Goal —   50% of the shares.

Over each three-year performance (vesting) period, if the Profit Goal is not satisfied for any two consecutive fiscal years, those performance-based shares that do not vest in the first of such two fiscal years may still vest if the sum of consecutive years’ Realized Profits equals or exceeds the sum of the individual consecutive fiscal years’ Profit Goals at the 100% level. Further, over each three-year performance (vesting) period, if the Profit Goal is not satisfied in any fiscal year, those performance-based shares that do not vest may still vest if the sum of the three years’ Realized Profits equals or exceeds the sum of the three individual years’ Profit Goals at the 100% level. The balance of the shares that did not vest in fiscal 2014 may vest in fiscal 2015 or 2016 under this arrangement.

In addition to the performance-based shares that utilized the Profit Goal metric, Pier 1 Imports utilized a TSR metric for all NEO grants for fiscal 2014 in order to tie the external performance of Pier 1 Imports’ common stock to executive pay. The TSR performance-based shares granted in fiscal 2014 cliff vest as shown in Table 6 below within thirty days of the end of fiscal 2016, provided the NEO is employed on the vesting date. Vesting is based on Pier 1 Imports’ percentile ranking within the rankings of the annual equivalent return of the TSR of Pier 1 Imports and a peer group using the average closing stock price of Pier 1 Imports and the peer group companies during the twenty trading days at the beginning of fiscal 2014 and the average closing stock price during the twenty trading days at the end of fiscal 2016. The peer group is comprised of the companies in the Russell 1000 Specialty Retail Index, with the addition of any other specialty retailers in Pier 1 Imports’ fiscal 2014 peer group for executive compensation purposes.

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Table 6

Pier 1 Imports’ Percentile Rank Within TSR Peer Group	Percent of Target Performance-Based Shares Vested
91% and above	250%
81% - 90%	225%
76% - 80%	200%
70% - 75%	175%
61% - 69%	150%
56% - 60%	125%
50% - 55%	100%
41% - 49%	50%
40% and below	0%

The remaining 40% of shares granted in fiscal 2014 were time-based shares where the restrictions lapse over a 3-year period. These shares vested 33% on April 12, 2014, and will vest 33% on April 12, 2015 and 34% on April 12, 2016 provided that the NEO is employed on the applicable vesting date.

Retirement and Other Plans

Pier 1 Imports offers a supplemental retirement plan which is designed to provide certain executives with post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports’ 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives. The plan is described and discussed below under the caption “Pension Benefits Table for the Fiscal Year Ended March 1, 2014.”

In addition, for the same purposes, Pier 1 Imports offers a non-qualified deferred compensation plan known as the Pier 1 Imports, Inc. Deferred Compensation Plan to its executives and key members of management. The plan also assists Pier 1 Imports in attracting and retaining executives and key members of management. The plan is described below under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2014.”

Chief Executive Officer Compensation

As noted, Mr. Smith’s employment with Pier 1 Imports as its president and chief executive officer is governed by an employment agreement. Pier 1 Imports utilizes an employment agreement to assure continuity of Mr. Smith’s services and to mitigate Mr. Smith’s risk of involuntary termination (other than for cause) or Mr. Smith’s voluntary termination based on a good reason, both events as defined in the agreement.

Mr. Smith’s employment since joining the company in February of 2007 has been governed by employment agreements. On June 13, 2012, Mr. Smith and Pier 1 Imports entered into the second renewal and extension of his employment agreement, which became effective March 3, 2013, the first day of fiscal 2014. The term of this agreement is for three fiscal years ending on February 27, 2016, the last day of fiscal 2016. The agreement is renewable one fiscal year at a time beginning on February 28, 2016, unless Pier 1 Imports or Mr. Smith gives notice of non-renewal at least 60 days prior to that date.

Mr. Smith’s base salary for fiscal 2014 as provided in his employment agreement was $1,250,000. The agreement provides that the base salary may be adjusted from time-to-time by the compensation committee. He also is eligible to participate in Pier 1 Imports’ short-term and long-term cash incentives during the term of the agreement.

Mr. Smith participated in the short-term incentive program for executives for fiscal 2014. However, the Realized Profit for fiscal 2014 was below the threshold Profit Goal set for fiscal 2014 and, as a result, Mr. Smith did not earn a fiscal 2014 short-term incentive award. Achievement of the threshold Profit Goal for fiscal 2014 would have resulted in a payment equal to 12% of Mr. Smith’s base salary, while achievement of 100% of the Profit Goal for fiscal 2014 of $274,000,000 would have resulted in a payment equal to 115% of Mr. Smith’s base salary and achievement of Realized Profit of $300,000,000 or more would have resulted in a payment equal to 288% of Mr. Smith’s base salary. That maximum award would be subject to the cap on cash awards in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan of $3,000,000 during any calendar year (240% of Mr. Smith’s base salary). Any portion over $3,000,000 would be mandatorily deferred under Mr. Smith’s employment agreement with interest credited at 3% per year and the deferred amounts plus interest paid upon the expiration of the six-month period following termination of employment.

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EXECUTIVE COMPENSATION

Pursuant to Mr. Smith’s employment agreement, Mr. Smith received 375,000 shares of restricted stock on March 3, 2013 and March 2, 2014, and will receive 375,000 shares of restricted stock on March 1, 2015. The restricted stock vests as follows:

•

120,000 of the 375,000 shares of restricted stock are Profit Goal performance-based and vest 40,000 shares upon Pier 1 Imports satisfying the Profit Goal established by the compensation committee for the fiscal year in which the shares were received and 40,000 shares in each of the following two fiscal years upon Pier 1 Imports satisfying the Profit Goals established by the compensation committee for the respective fiscal year, provided that Mr. Smith is employed on the last day of each such fiscal year. If the Profit Goal for a particular fiscal year is partially met, then the number of shares that could vest is adjusted as follows (with interpolation between the target levels):

100% of the Profit Goal — 40,000 shares (100%);

  96% of the Profit Goal — 36,000 shares   (90%);

  92% of the Profit Goal — 32,000 shares   (80%);

  88% of the Profit Goal — 28,000 shares   (70%);

  84% of the Profit Goal — 24,000 shares   (60%); and

  80% of the Profit Goal — 20,000 shares   (50%).

Over each three-year performance (vesting) period, if the Profit Goal is not satisfied for any two consecutive fiscal years, those performance-based shares that do not vest in the first of such two fiscal years may still vest if the sum of consecutive years’ Realized Profits equals or exceeds the sum of the individual consecutive fiscal years’ Profit Goals at the 100% level. Further, over each three-year performance (vesting) period, if the Profit Goal is not satisfied in any fiscal year, those performance-based shares that do not vest may still vest if the sum of the three years’ Realized Profits equals or exceeds the sum of the three individual years’ Profit Goals at the 100% level. The Realized Profit for fiscal 2014 was $230,600,000 and, as a result, only 60.4% of the shares for fiscal 2014 vested, as described above, upon the date of filing of Pier 1 Imports’ Annual Report on Form 10-K. The balance of the shares that did not vest in fiscal 2014 may vest in fiscal 2015 or 2016 under this arrangement.

•

75,000 (30,000 at target) of the 375,000 shares of restricted stock are TSR performance-based and cliff vest within the ranges shown on Table 6 following the last day of Pier 1 Imports’ third fiscal year beginning on the date on which the award was received (a) based upon the percentile rank of the annual equivalent return of Pier 1 Imports’ TSR within the percentile ranking of the annual equivalent return of the TSR of each constituent company within a peer group of companies over the same three-year period (at the threshold percentile rank of 41%, 15,000 shares vest; 30,000 shares vest at the target percentile rank of 50-55%; and 75,000 shares vest at percentile rank of 91% or above), and (b) conditioned upon Mr. Smith’s being employed by Pier 1 Imports on the last day of such third fiscal year; and

•

180,000 of the 375,000 shares of restricted stock are time-based and vest 60,000 shares per year on the last day of the fiscal year in which the shares were received and on the last day of the following two fiscal years, provided Mr. Smith is employed on the last day of each such fiscal year.

Mr. Smith’s employment agreement does not provide for gross-up payments designed to offset the impact of the excise tax imposed by Section 4999 of the Internal Revenue Code on payments contingent upon a change in control of Pier 1 Imports.

The employment agreement continues the following terms from Mr. Smith’s prior employment agreement:

•

A change in control of Pier 1 Imports as grounds for either Pier 1 Imports or Mr. Smith to terminate the agreement is specifically excluded, and a change in control of Pier 1 Imports does not constitute a “Good Reason” under the agreement. However, under the Pier 1 Imports, Inc. Supplemental Retirement Plan, as discussed in footnote #1 to the table included under the caption “Potential Payments upon Termination or Change in Control” below, Mr. Smith (similar to certain other participants) would be entitled to receive the present value of the lump-sum amount of the actuarial equivalent of his benefit assuming that Mr. Smith is involuntarily terminated other than for cause, or leaves the employment of Pier 1 Imports for good reason (as defined in the plan), within 24 months of a change in control (as defined in the plan) of Pier 1 Imports; and

•	Non-solicitation and non-competition agreements binding Mr. Smith for one year following termination of employment.

Under Mr. Smith’s employment agreement, should Mr. Smith’s employment be terminated by Pier 1 Imports without cause or by Mr. Smith with good reason (as such terms are defined in the agreement), then any and all of Mr. Smith’s outstanding restricted stock that has been issued and has not vested will vest. In addition, Mr. Smith will be paid a severance amount equal to two times Mr. Smith’s then-existing base salary. Upon a non-renewal of the employment agreement by Pier 1 Imports, Mr. Smith will be paid the severance amount described in the preceding sentence, and any and all of Mr. Smith’s outstanding restricted stock that has been issued and has not vested will vest.

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EXECUTIVE COMPENSATION

Compensation Determinations and Role of Executive Officers

Fiscal year base salary, short-term incentive and long-term incentive compensation recommendations for the NEOs were presented to the compensation committee at their meetings at the end of fiscal 2013 and during the first fiscal month of 2014. The presentations included recommendations of Pier 1 Imports’ chief executive officer and human resources compensation group on those elements of compensation, plus recommended plan design changes and a summary of all short-term and long-term incentive awards to eligible levels of management. From time to time, these types of presentations may include survey data from a peer group of retail companies for the compensation committee’s consideration. That data may include studies and recommendations from independent outside consultants. Generally, the compensation committee approves the fiscal year compensation in the first month of the fiscal year with an effective date in April. Implementation of short-term and long-term incentive compensation for the year occurs after compensation committee and board of directors approval.

Pier 1 Imports’ Policy on Share Ownership

CEO GUIDELINE INCREASED

Beginning in fiscal 2015 the CEO’s stock ownership guideline increased to 6 times base salary.

The Pier 1 Imports’ board of directors has adopted stock ownership guidelines for its non-employee directors. These guidelines state that the board of directors believes that each non-employee director should, within five years of becoming a member of the board of directors, acquire ownership of shares of Pier 1 Imports’ common stock equal in value to five times one-half of the non-employee director annual retainer (i.e., 5 X $75,000). Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option, or unvested restricted stock) and DSUs credited to the non-employee director.

Also, the Pier 1 Imports’ board of directors has adopted stock ownership guidelines for officers of Pier 1 Imports and its subsidiaries. These guidelines state that the following targeted ownership level of shares of Pier 1 Imports’ common stock, expressed as a number of shares of Pier 1 Imports’ common stock equal in value to a multiple of base salary, should be acquired within five years of March 1, 2010, or election as an officer of Pier 1 Imports or any of its subsidiaries if such election is later than March 1, 2010:

Chief Executive Officer	5 times base salary
Senior Executive Vice President	3 times base salary
Executive Vice President	2.5 times base salary
Senior Vice President	2 times base salary
Vice President	1 times base salary

Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option, or unvested restricted stock), and any deferred stock units.

Pier 1 Imports has a written insider trading policy that, among other things, prohibits directors, officers and employees from selling short a Pier 1 Imports security, from trading in options on a Pier 1 Imports security, including calls and puts, from engaging in other forms of hedging or monetization transactions, such as equity swaps, exchange funds, collars or variable forwards, with respect to a Pier 1 Imports security, or holding Pier 1 Imports securities in a margin account or pledging Pier 1 Imports securities as collateral for a loan.

Pier 1 Imports’ Policy on Section 162(m)

Pier 1 Imports considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code generally denies public companies like Pier 1 Imports a federal income tax deduction for compensation paid to the chief executive officer or any of the three other most highly compensated officers (not including the principal financial officer) that exceeds $1,000,000 for each such officer during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. Pier 1 Imports attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objectives and goals mentioned above. While Pier 1 Imports is aware of and understands the requirements of Section 162(m), it does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Pier 1 Imports may approve elements of compensation for certain officers that are not fully deductible by Pier 1 Imports. For fiscal 2014, the only officer who received compensation that was not fully deductible was Mr. Smith.

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EXECUTIVE COMPENSATION

Clawback Policy

For fiscal 2015, the board of directors adopted a policy with respect to the recovery of cash and equity-based incentive compensation, commonly referred to as a “clawback policy,” applicable to Pier 1 Imports’ executive officers (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended). The policy appears in Pier 1 Imports’ Code of Business Conduct and Ethics, available on Pier 1 Imports’ website at www.pier1.com and governs the recovery of incentive based compensation given the occurrence of certain events which could lead to an adjustment of that compensation.

Compensation Risk

Pier 1 Imports does not believe that its compensation policies, principles, objectives and practices are structured to promote inappropriate risk-taking by its executives nor inappropriate risk-taking by its employees whose behavior would be most affected by performance-based incentives. Pier 1 Imports believes that the focus of its overall compensation program encourages its employees to take a balanced approach that focuses on increasing and sustaining Pier 1 Imports’ profitability.

Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012

The following table sets forth a summary of the compensation in the past three fiscal years for services rendered in all capacities to Pier 1 Imports and its subsidiaries by the chief executive officer, chief financial officer and the three other most highly compensated executive officers.

Name & Principal Position	Fiscal Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Alexander W. Smith	2014	$1,250,000	$0	$4,574,550		N/A	$0	$1,838,855	$174,790	$7,838,195
President and Chief	2013	$1,050,000	$0	$11,842,575	(6)	N/A	$1,837,500	$3,746,136	$279,712	$18,755,923
Executive Officer	2012	$1,050,000	$0	$1,226,250		N/A	$2,625,000	$3,442,284	$135,631	$8,479,165
Charles H. Turner	2014	$475,000	$0	$610,394		N/A	$0	$ 474,128	$57,291	$1,616,813
Senior Executive Vice	2013	$472,692	$0	$730,361		N/A	$654,792	$1,580,227	$71,092	$3,509,164
President of Finance and Chief Financial Officer	2012	$460,000	$0	$337,032		N/A	$947,500	$ 575,464	$58,003	$2,377,999
Michael R. Benkel (7)	2014	$330,000	$0	$414,358		N/A	$0	$ 0	$40,951	$785,309
Executive Vice President,	2013	$326,923	$0	$479,764		N/A	$413,748	$ 0	$48,418	$1,268,853
Planning and Allocations
Catherine David	2014	$418,846	$0	$528,800		N/A	$0	$ 0	$49,912	$997,558
Executive Vice President,	2013	$408,462	$0	$607,945		N/A	$527,185	$ 0	$56,531	$1,600,123
Merchandising	2012	$400,000	$0	$268,023		N/A	$808,333	$ 0	$214,509	$1,690,865
Sharon M. Leite	2014	$358,846	$0	$454,602		N/A	$0	$ 0	$15,772	$829,220
Executive Vice President,	2013	$350,000	$0	$521,418		N/A	$456,340	$ 0	$16,001	$1,343,759
Sales and Customer Experience	2012	$350,000	$0	$233,239		N/A	$709,609	$ 0	$17,394	$1,310,242
(1)	This column represents the amount of base salary earned during each fiscal year.

(2)

This column represents the accounting grant date fair value of performance-based and time-based restricted stock awards issued during the fiscal year. These amounts reflect Pier 1 Imports’ accounting expense for these awards in accordance with accounting rules, and do not necessarily correspond to the actual value that will be recognized by the NEO. For time-based and Profit Goal performance-based restricted stock awards, fair value is calculated using the closing price of Pier 1 Imports’ common stock on the date of grant. If the date of grant occurs on a day when Pier 1 Imports’ common stock is not traded, then the closing price on the last trading day before the date of grant is used. The closing price on the date of grant for fiscal 2014 grants was $21.79 for Mr. Smith and $21.79 and $23.19 for the other NEOs. For TSR performance-based restricted stock awards, fair value was $13.06 for Mr. Smith and $12.57 for the other NEOs, which was determined by a valuation model. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For Profit Goal performance-based awards, the grant date fair value is based on the probable outcome of Pier 1 Imports achieving performance targets. The amounts in the table assume targets are met and the maximum number of shares awarded will vest. However, targets for fiscal 2014 were not achieved and the maximum number of shares did not vest.

For TSR performance-based awards, the grant date fair value is based on the probability Pier 1 Imports’ percentile of the annual equivalent return of its TSR ranking within a peer group over a three year period will meet or exceed the established threshold.

(3)	This column includes the short-term incentive cash award amounts earned during the fiscal year.

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EXECUTIVE COMPENSATION

(4)

This column represents the sum of the change in pension value and above-market earnings on non-qualified deferred compensation earnings. There were no above-market earnings paid in fiscal 2012, 2013 and 2014 on the non-qualified deferred compensation plan. Mr. Benkel and Mmes. David and Leite do not participate in a Pier 1 Imports defined benefit plan.

The change in pension values were:

Name	Fiscal 2014	Fiscal 2013	Fiscal 2012
Alexander W. Smith	$1,838,855	$3,746,136	$3,442,284
Charles H. Turner	$474,128	$1,580,227	$575,464

These amounts include the change in the value of retiree medical insurance premiums. For Mr. Turner, the value of the medical insurance premiums was not included prior to fiscal 2013 because he was not eligible for early retirement under the plan.

See “Pension Benefits Table for the Fiscal Year Ended March 1, 2014” below for additional information.

(5)	The following table describes each component of All Other Compensation for fiscal 2014:

Fiscal 2014 All Other Compensation

Name	Payments Relating to Employee Savings Plans (a)	Dividends Paid on Restricted Stock (b)	Disability Insurance Premiums (c)	Life Insurance Premiums (d)	Other Expenses (e)	Total All Other Compensation
Alexander W. Smith	$163,425	$3,125	$4,676	$3,564	—	$174,790
Charles H. Turner	$50,259	$408	$4,302	$2,322	—	$57,291
Michael R. Benkel	$36,943	$230	$2,977	$801	—	$40,951
Catherine David	$44,756	$306	$3,608	$1,242	—	$49,912
Sharon M. Leite	$10,405	$264	$3,861	$1,242	—	$15,772
(a)	This column reports Pier 1 Imports’ aggregate matching contributions to the NEO’s 401(k) savings account, Deferred Compensation Plan account and Stock Purchase Plan account.

Those contributions were as follows:

Name	401(k)	DCP	SPP	Total
Alexander W. Smith	$7,972	$84,750	$70,703	$163,425
Charles H. Turner	$7,616	$11,839	$30,804	$50,259
Michael R. Benkel	$7,636	$20,685	$8,622	$36,943
Catherine David	$7,689	$26,252	$10,815	$44,756
Sharon M. Leite	$7,692	$0	$2,713	$10,405
Pier 1 Imports’ 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis.

(b)	This column reports dividends paid on unvested restricted stock awarded in fiscal 2011 held by the NEOs. Subsequent awards of restricted stock did not provide for dividends on unvested shares.

(c)	This column reports premiums paid on behalf of the NEOs for supplemental disability insurance coverage.

(d)	This column represents premiums paid on behalf of the NEOs for basic term life insurance.

(e)	Perquisites and personal benefits aggregating less than $10,000 are not shown.

(6)

Pursuant to the renewal and extension of Mr. Smith’s employment agreement on June 13, 2012, Mr. Smith received 375,000 shares of restricted stock on March 3, 2013 and 375,000 shares of restricted stock on March 2, 2014. Forty-eight percent of the shares of restricted stock issued to Mr. Smith on March 3, 2013 and March 2, 2014 were time-based and the remainder was performance-based. An additional 375,000 shares of restricted stock will be issued to Mr. Smith on March 1, 2015, provided Mr. Smith is employed on such date, with the same percentage allocation between time-based and performance-based shares. In accordance with FASB ASC Topic 718, all 540,000 shares of the time-based restricted stock had a grant date for accounting purposes as of the date of the agreement of June 13, 2012, which was also the service inception date, as both Pier 1 Imports and Mr. Smith had a mutual understanding of the key terms and conditions of the award on that date. The aggregate grant date fair value of these awards (540,000 X $15.58 = $8,413,200) was included in the table last year as fiscal 2013 compensation, even though none of the shares were issued to Mr. Smith during fiscal 2013.

The fiscal 2013 compensation amount in the table also included 187,500 shares of performance-based restricted stock that Mr. Smith received pursuant to the first renewal and extension of his employment agreement dated December 15, 2009 and effective the first day of fiscal 2011. The accounting grant date for these performance-based awards occurred during fiscal 2013 when Pier 1 Imports established the respective performance measures.

(7)	Mr. Benkel was not an NEO in fiscal 2012.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for the Fiscal Year Ended March 1, 2014

Pier 1 Imports granted short-term incentive cash awards to Mr. Smith and the other NEOs for fiscal 2014 pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan based on the Profit Realized compared to the Profit Goal for the fiscal year as described in the Compensation Discussion and Analysis — Executive Compensation Components above.

Pier 1 Imports granted long-term incentive awards to the NEOs, other than Mr. Smith, for the 2014 fiscal year pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as described under “Long-Term Incentive” in the Compensation Discussion and Analysis — Executive Compensation Components. Mr. Smith’s grants are described above under “Chief Executive Officer Compensation” in the Compensation Discussion and Analysis.

The restricted stock awards (performance-based and time-based) granted in fiscal 2014 are not eligible to receive cash dividends prior to vesting.

The following table sets forth information relating to grants of plan-based awards during the fiscal year ended March 1, 2014 to the NEOs shown in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012.”

Name	Grant Date	Meeting Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alexander W. Smith	05/13/2013	04/03/2013	$143,750	$1,437,500	$3,000,000	—	N/A	—	—	N/A	N/A	N/A
	02/27/2011	12/15/2009	—	—	—	31,250	62,500	62,500	—	N/A	N/A	$1,361,875
	02/26/2012	12/15/2009	—	—	—	31,250	62,500	62,500	—	N/A	N/A	$1,361,875
	03/03/2013	06/12/2012	—	—	—	20,000	40,000	40,000	—	N/A	N/A	$871,600
	03/03/2013	06/12/2012	—	—	—	15,000	30,000	75,000	—	N/A	N/A	$979,200
Charles H. Turner	05/13/2013	04/03/2013	$ 38,000	$380,000	$950,000	—	N/A	—	—	N/A	N/A	N/A
	04/08/2011	04/03/2013	—	—	—	2,890	5,780	5,780	—	N/A	N/A	$125,946
	04/06/2012	04/03/2013	—	—	—	1,583	3,167	3,167	—	N/A	N/A	$69,009
	04/12/2013	04/03/2013	—	—	—	1,211	2,422	2,422	—	N/A	N/A	$56,166
	04/12/2013	04/03/2013	—	—	—	2,621	5,243	13,107	—	N/A	N/A	$164,755
	04/12/2013	04/03/2013	—	—	—	—	N/A	—	8,388	N/A	N/A	$194,518
Michael R. Benkel	05/13/2013	04/03/2013	$ 24,750	$247,500	$618,750	—	N/A	—	—	N/A	N/A	N/A
	04/08/2011	04/03/2013	—	—	—	1,785	3,570	3,570	—	N/A	N/A	$77,790
	04/06/2012	04/03/2013	—	—	—	1,100	2,200	2,200	—	N/A	N/A	$47,938
	04/12/2013	04/03/2013	—	—	—	841	1,683	1,683	—	N/A	N/A	$39,029
	04/12/2013	04/03/2013	—	—	—	1,821	3,642	9,105	—	N/A	N/A	$114,450
	04/12/2013	04/03/2013	—	—	—	—	N/A	—	5,828	N/A	N/A	$135,151
Catherine David	05/13/2013	04/03/2013	$ 31,413	$314,135	$785,336	—	N/A	—	—	N/A	N/A	N/A
	04/08/2011	04/03/2013	—	—	—	2,338	4,676	4,676	—	N/A	N/A	$101,890
	04/06/2012	04/03/2013	—	—	—	1,367	2,734	2,734	—	N/A	N/A	$59,574
	04/12/2013	04/03/2013	—	—	—	1,070	2,141	2,141	—	N/A	N/A	$49,650
	04/12/2013	04/03/2013	—	—	—	2,318	4,636	11,590	—	N/A	N/A	$145,686
	04/12/2013	04/03/2013	—	—	—	—	N/A	—	7,417	N/A	N/A	$172,000
Sharon M. Leite	05/13/2013	04/03/2013	$ 26,913	$269,135	$672,836	—	N/A	—	—	N/A	N/A	N/A
	04/08/2011	04/03/2013	—	—	—	2,040	4,080	4,080	—	N/A	N/A	$88,903
	04/06/2012	04/03/2013	—	—	—	1,167	2,334	2,334	—	N/A	N/A	$50,858
	04/12/2013	04/03/2013	—	—	—	917	1,835	1,835	—	N/A	N/A	$42,554
	04/12/2013	04/03/2013	—	—	—	1,986	3,973	9,932	—	N/A	N/A	$124,845
	04/12/2013	04/03/2013	—	—	—	—	N/A	—	6,358	N/A	N/A	$147,442
(1)

These columns show the potential value of the payout for each NEO under the annual short-term incentive cash award described above (grant date May 13, 2013) if the threshold, target or maximum amount of the Profit Goal for fiscal 2014 was met. The calculations for the short-term incentives are based on the NEO’s fiscal 2014 annual base salary. The fiscal 2014 annual base salary in effect for incentive cash award calculations for Mr. Smith was $1,250,000; for Mr. Turner was $475,000; for Mr. Benkel was $330,000; for Ms. David was $410,000 for the period March 3, 2013 through April 13, 2013 and $420,000 for the period April 14, 2013 through March 1, 2014; and for Ms. Leite was $350,000 for the period March 3, 2013 through April 13, 2013 and $360,000 for the period of April 14, 2013 through March 1, 2014. The Realized Profit for fiscal 2014 was below the threshold set for fiscal 2014 and, as a result, no fiscal 2014 short-term incentives were earned.

(2)

These columns show the potential number of shares that will vest for each NEO under the performance-based restricted stock awards described above (award dates April 8, 2011, April 6, 2012 and April 12, 2013, except for Mr. Smith who had February 27, 2011, February 26, 2012 and March 3, 2013 award dates) if the threshold, target or maximum amount of the fiscal 2014 Profit Goal was

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EXECUTIVE COMPENSATION

met. These columns also show the potential number of shares that will vest for each NEO under the TSR performance-based shares described above (award date April 12, 2013, except for Mr. Smith who had a March 3, 2013 award date) if the threshold, target or maximum percentile TSR ranking within a peer group is attained.

(3)

This column represents the aggregate grant date fair value of performance-based and time-based restricted stock awarded during the fiscal year, computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For time-based and Profit Goal performance-based restricted stock awards, fair value is calculated using the closing price of Pier 1 Imports’ common stock on the date of grant. If the date of grant occurs on a day when Pier 1 Imports’ common stock is not traded, then the closing price on the last trading day before the date of grant is used. For TSR performance-based shares, fair value is determined by a valuation model. These amounts reflect Pier 1 Imports’ accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the NEO. For Profit Goal performance-based awards, the grant date fair value is based on the probable outcome of Pier 1 Imports achieving the Profit Goal for fiscal 2014. On the grant date, Pier 1 Imports assumed targets would be met and the maximum number of shares awarded would vest, therefore; the maximum number of shares is included in the table. However, targets for fiscal 2014 were not achieved and the maximum number of shares did not vest. For TSR performance-based awards, the grant date fair value is based on the probability Pier 1 Imports’ percentile ranking within the rankings of the annual equivalent return of the TSR of Pier 1 Imports and a peer group over a three-year period will meet or exceed the established threshold.

Outstanding Equity Awards Table for the Fiscal Year Ended March 1, 2014

The following table provides information on the current outstanding stock option and unvested restricted stock awards held by each NEO as of the end of fiscal 2014. Market value was determined using the closing price of Pier 1 Imports’ common stock of $18.92 (the NYSE closing price on February 28, 2014, which was the last trading day of fiscal 2014).

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Alexander W. Smith	02/19/2007	944,000			$6.69	02/19/2017
	12/15/2009						62,500	(3)	$1,182,500
	02/27/2011									62,500	(6)	$1,182,500
	02/26/2012									125,000	(6)	$2,365,000
	03/03/2013									120,000	(6)	$2,270,400
	03/03/2013									75,000	(6)	$1,419,000
	06/13/2012						480,000	(4)	$9,081,600
Charles H. Turner	06/28/2004	34,000			$17.25	06/28/2014
	07/01/2005	15,000			$14.25	07/01/2015
	04/11/2008	45,000			$7.45	04/11/2018
	04/08/2011						5,780		$109,358
	04/06/2012						7,350		$139,062
	04/12/2013						8,388		$158,701
	04/08/2011									5,780		$109,358
	04/06/2012									6,431		$121,675
	04/12/2013									7,340		$138,873
	04/06/2012									17,142		$324,327
	04/12/2013									13,107		$247,984
Michael R. Benkel	09/15/2008	20,000			$4.24	09/15/2018
	04/08/2011						3,570		$67,544
	04/06/2012						5,107		$96,624
	04/12/2013						5,828		$110,266
	04/08/2011									3,570		$67,544
	04/06/2012									4,468		$84,535
	04/12/2013									5,100		$96,492
	04/06/2012									11,910		$225,337
	04/12/2013									9,105		$172,267

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		Option Awards			Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Catherine David	04/08/2011						4,676	$88,470
	04/06/2012						6,344	$120,028
	04/12/2013						7,417	$140,330
	04/08/2011								4,676	$88,470
	04/06/2012								5,551	$105,025
	04/12/2013								6,490	$122,791
	04/06/2012								14,797	$279,959
	04/12/2013								11,590	$219,283
Sharon M. Leite	04/08/2011						4,080	$77,194
	04/06/2012						5,416	$102,471
	04/12/2013						6,358	$120,293
	04/08/2011								4,080	$77,194
	04/06/2012								4,738	$89,643
	04/12/2013								5,563	$105,252
	04/06/2012								12,632	$238,997
	04/12/2013								9,932	$187,913
(1)	For better understanding of this table, an additional column has been included showing the accounting award date of the stock options and restricted stock awards.

(2)	Time-based restricted stock awards to the NEOs, other than Mr. Smith, vest according to the following schedule:

Grant Date	Vesting
04/08/2011, 04/06/2012 and 04/12/2013	33%, 33% and 34%, respectively, on each anniversary of the grant date provided that the participant is employed on the vesting date.
(3)

The time-based restricted stock awards received by Mr. Smith on February 26, 2012, vest 62,500 shares per year on the last day of the respective fiscal year in which they were issued and on the last day of the following two fiscal years, provided Mr. Smith is employed on the last day of such fiscal year.

(4)

See footnote #6 to the “Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012” above for more information regarding these awards. The time-based restricted stock awards received by Mr. Smith on March 3, 2013 and March 2, 2014 and the time-based restricted stock awards to be received by Mr. Smith on March 1, 2015 vest 60,000 shares per year on the last day of the fiscal year in which they were issued and on the last day of each of the following two fiscal years, provided Mr. Smith is employed on the last day of each such fiscal year.

(5)

Performance-based restricted stock awards to the NEOs, other than Mr. Smith, vest according to the following schedule, provided that the participant is employed on the vesting date, which is the date of filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year for Profit Goal performance-based shares and is within thirty days of the end of the measurement period for TSR performance-based shares.

Grant Date	Shares Vest	Performance Measure	Measurement Periods
04/08/2011	33%, 33% and 34%	Profit Goal	Fiscal 2012, 2013, 2014
04/06/2012	33%, 33% and 34%	Profit Goal	Fiscal 2013, 2014, 2015
04/12/2013	33%, 33% and 34%	Profit Goal	Fiscal 2014, 2015, 2016
04/06/2012	100% (cliff vest)	TSR v. peers	End of fiscal 2015
04/12/2013	100% (cliff vest)	TSR v. peers	End of fiscal 2016
Number of shares shown for TSR performance-based shares is the maximum amount if Pier 1 Imports has a percentile ranking of 91% or above within the peer group. The threshold of shares would vest with TSR performance at 41% of peer group and the target amount of shares would vest with TSR performance of 50-55% of peer group, as set forth in Table 6 in the Compensation Discussion and Analysis above.

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EXECUTIVE COMPENSATION

(6)

Performance-based restricted stock awards awarded to Mr. Smith vest according to the schedule below, provided that he is employed on the last day of the applicable fiscal year for Profit Goal performance-based shares and on the vesting date for TSR performance-based shares. Achievement for Profit Goal performance-based shares is determined upon filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year and vesting for TSR performance-based shares is within thirty days of the end of the measurement period.

Grant Date	Shares Vesting Annually	Performance Measure	Measurement Periods
02/27/2011	62,500	Profit Goal	Fiscal 2012, 2013, 2014
02/26/2012	62,500	Profit Goal	Fiscal 2013, 2014, 2015
03/03/2013	40,000	Profit Goal	Fiscal 2014, 2015, 2016
03/03/2013	75,000 (cliff vest)	TSR v. peers	End of fiscal 2016
Number of shares shown for TSR performance-based shares is the maximum amount if Pier 1 Imports has a percentile ranking of 91% or above within the peer group. At the threshold of 41% of peer group 15,000 shares would vest and at the target TSR performance of 50-55% of peer group 30,000 shares would vest, as set forth in Table 6 in the Compensation Discussion and Analysis above.

Option Exercises and Stock Vested Table for the Fiscal Year Ended March 1, 2014

The following table provides information for each NEO about (a) stock option exercises during fiscal 2014, including the number of shares acquired upon exercise and the value realized, and (b) the number of shares for which forfeiture restrictions lapsed upon the vesting of restricted stock awards and the value realized. In each event the value realized is before payment of any applicable withholding tax and broker commissions.

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alexander W. Smith	556,000	$9,319,076	372,500	$7,852,075
Charles H. Turner	157,000	$720,589	40,447	$925,354
Michael R. Benkel	0	$0	20,824	$476,217
Catherine David	0	$0	27,172	$621,546
Sharon M. Leite	0	$0	23,461	$536,682

(1)

The value realized on the exercise of options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options.

(2)

The value realized on the vesting of restricted stock awards is equal to the closing market price of Pier 1 Imports’ common stock on the date of vesting (or the last trading day before vesting, if applicable) times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Pension Benefits Table for the Fiscal Year Ended March 1, 2014

Messrs. Smith and Turner participate in a plan which was adopted by Pier 1 Imports in 1995 and is known as the Supplemental Retirement Plan. The plan provides that upon death, disability, retirement, or termination of employment (including termination of employment in certain circumstances within 24 months of a change in control, commonly referred to as a “double-trigger”) for reasons other than cause (as defined in the plan) each participant will receive a life annuity based on an annual benefit which generally equals 60% of the participant’s highest three-year average of annual salary and bonus offset by Social Security retirement benefits. Messrs. Smith and Turner are each entitled to a lump-sum payment of the actuarial equivalent of their respective benefit. Mr. Turner’s annual life annuity amount cannot exceed $500,000. Mr. Smith’s benefit calculation is not subject to this limitation. For certain participants the plan also provides that in the event of disability or retirement, those participants and their dependents have the lifetime right to participate in comparable major medical and hospitalization insurance coverage as made available generally to Pier 1 Imports employees and their dependents. If the executive elects such coverage, he or she must pay a portion of the total premium. In the event of termination of employment for reasons other than cause and prior to retirement eligibility, the participant and his or her dependents have the right to participate in such comparable major medical and hospitalization insurance coverage during the 15 years immediately after the date the participant attains age 65. If the participant elects such coverage, he or she must pay the total premium associated with the coverage.

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The following table shows the present value of each NEO’s total accumulated benefit under Pier 1 Imports’ Supplemental Retirement Plan as of the fiscal year ended March 1, 2014.

Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
Alexander W. Smith	14.67	$15,589,697	$0
Charles H. Turner	23	$6,428,034	$0
(1)

For Mr. Turner, the number of years of credited service for plan purposes equals the years of credited vesting service as determined by Pier 1 Imports’ 401(k) plan for the participant, regardless of whether the participant is actually participating in the 401(k) plan. The years of credited service shown for Mr. Turner equals his years of employment with Pier 1 Imports. Pursuant to his initial employment agreement, Mr. Smith was entitled to participate in the Supplemental Retirement Plan so as to achieve the same level of benefit as his accrued benefit under the supplemental executive retirement plan of his former employer. Therefore, in fiscal 2008 Mr. Smith was credited with 10 years of plan participation upon enrollment in the plan and 6.67 years of credited service as of his employment date with Pier 1 Imports. The additional 6.67 years of credited service accounts for $7,088,158 of his total present value of accumulated benefit of $15,589,697. As of the end of fiscal 2014, Mr. Smith has achieved eight additional years of credited service based upon his employment date.

(2)	Includes the present value of medical insurance premiums payable in the event of early retirement.

Benefits under the plan for each participant are prorated for years of credited service with Pier 1 Imports of less than 20 years. In addition, each participant becomes vested in that benefit based on years of plan participation and is fully vested at 10 years. Messrs. Smith and Turner each have more than 10 years of plan participation.

No NEO who participates in the plan qualifies for normal retirement under the plan, which requires a participant’s attainment of age 65. A participant qualifies for early retirement if the participant has at least 10 years of plan participation and retires at or after age 55 and before age 65. If a participant retires from Pier 1 Imports after age 55 but before age 65, the calculated benefit prior to adjustment for Social Security benefits is reduced by 5% for each year that retirement precedes age 65. Messrs. Smith and Turner are eligible for early retirement.

Refer to note #5 to the Pier 1 Imports, Inc. consolidated financial statements in the 2014 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit for the plan as shown above.

Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2014

The following table shows the value as of the fiscal year ended March 1, 2014 of each NEO’s total benefit under the non-qualified deferred compensation plans of Pier 1 Imports in which the executive participates. Pier 1 Imports’ non-qualified deferred compensation plans are:

•

Pier 1 Benefit Restoration Plan II — The Pier 1 Benefit Restoration Plan II (“BRP II”) permitted select members of management and highly compensated employees of Pier 1 Imports to defer compensation. Additionally, Pier 1 Imports recognized the value of the past and present services of employees participating in the BRP II by making matching contributions to employee deferrals plus paying interest on the deferral and match amounts.

BRP II participants could defer pre-tax amounts of up to 20% of their compensation (generally W-2 earnings). Participants’ contributions and the interest earned on those contributions are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution was (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Matching contributions and the interest earned on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings at six years of service with Pier 1 Imports.

Each participant’s deferral amount plus the Pier 1 Imports match is credited at least quarterly with an amount of interest at an annual rate equal to a daily average Moody’s Corporate Bond Index plus 1%. Over the last three fiscal years, the annual interest rates have ranged from 4.72% to 5.99%. During fiscal 2014, the interest rates were 4.72% through December 31, 2013 and 5.07% January 1, 2014 through March 1, 2014. Unless participants elect to have their account balance paid out to them in five annual installments, then upon separation from Pier 1 Imports their current balance is paid out to them in a lump-sum distribution, subject to delay as required by the deferred compensation taxation laws generally referred to as “409A.”

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EXECUTIVE COMPENSATION

During fiscal 2011, BRP II was closed to further deferral elections by participants. The final participant contributions and Pier 1 Imports matching contributions to BRP II were credited to the plan in fiscal 2012. Account balances in BRP II will continue to earn interest at an annual rate as described above. Effective January 1, 2011, the Pier 1 Imports, Inc. Deferred Compensation Plan (“DCP”) described below was adopted.

•

Pier 1 Imports, Inc. Deferred Compensation Plan — The DCP permits select members of management and highly compensated employees of Pier 1 Imports to defer up to 50% of their compensation (generally W-2 earnings). Participants’ compensation deferrals and earnings on those deferrals are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution is (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Matching contributions and the earnings on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) plan’s vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings at six years of service with Pier 1 Imports.

Pier 1 Imports may credit to any participant’s account an amount it determines in its sole and complete discretion. A participant is vested in a discretionary contribution in accordance with a vesting schedule, which could be time-based, performance-based, or both, as determined by Pier 1 Imports. If vesting is time-based, then no vesting can occur for a period of twelve months from the date the discretionary contribution is credited to the participant’s account. If vesting is performance-based, then the performance period cannot end on or before the date that is the six-month anniversary of the date the discretionary contribution is credited to the participant’s account. No discretionary contributions were made to any NEOs in fiscal 2014.

Each participant may allocate their deferral amounts and Pier 1 Imports’ matching contributions and any discretionary contributions among different deemed investment crediting options, which cover various asset classes. Participant accounts are credited with the same earnings or losses as the deemed investment crediting option and are subject to the same investment risk as an actual investment in the deemed investment crediting options. Subject to plan rules, participants may elect to have their deferral account balance paid to them while employed or after separation from Pier 1 Imports; provided, however, that upon separation of employment, any unpaid amounts elected to be paid while employed will be paid after separation of employment. Vested matching account balances are distributed to participants only after separation from Pier 1 Imports.

Trusts have been established for the purpose of setting aside funds to be used to settle obligations under BRP II and the DCP. The trusts’ assets are consolidated in Pier 1 Imports’ financial statements and consisted of investments aggregating $6,671,728 at March 1, 2014. The trusts also own and are the beneficiaries of a number of insurance policies on the lives of current and past key executives. At March 1, 2014, the cash surrender value of these policies was $5,068,395. These investments are restricted and may only be used to satisfy BRP II and DCP obligations.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year- End (5) ($)
Alexander W. Smith
BRP II	N/A	N/A	$7,767	(3)	$0	$167,285
DCP	$331,827	$84,750	$102,264	(4)	$0	$1,247,836
Charles H. Turner
BRP II	N/A	N/A	$5,620	(3)	$0	$121,052
DCP	$17,137	$11,839	$7,588	(4)	$0	$80,715
Michael R. Benkel
BRP II	N/A	N/A	$1,648	(3)	$0	$35,485
DCP	$35,110	$20,685	$19,559	(4)	$0	$184,473
Catherine David
BRP II	N/A	N/A	$6,498	(3)	$0	$139,959
DCP	$327,694	$26,252	$67,842	(4)	$0	$860,064
Sharon M. Leite
BRP II	N/A	N/A	$816	(3)	$0	$17,564
DCP	$0	$0	$1,257	(4)	$0	$14,799
(1)

Reflects participation in the DCP by the NEOs during fiscal 2014. Executive contribution amounts are included in each NEO’s salary amount in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012” above.

48    PIER 1 IMPORTS, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION

(2)

Reflects Pier 1 Imports’ matching contribution credited to the DCP account of each NEO during fiscal 2014. These amounts are also included as All Other Compensation in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended March 1, 2014, March 2, 2013 and February 25, 2012” above.

(3)	Reflects interest earnings on BRP II accounts during fiscal 2014. The interest earnings are the total amount of interest payments received.

(4)	Reflects the appreciation or depreciation of the deemed investment crediting options held in the participant’s DCP account.

(5)	All of the NEOs are fully vested in BRP II and DCP.

Potential Payments upon Termination or Change in Control

The following table shows potential payments to the NEOs under existing contracts, agreements, plans or arrangements to which they are a party for various scenarios including a change in control or termination of employment, assuming the event occurred on March 1, 2014 and, where applicable, using the closing price of Pier 1 Imports’ common stock of $18.92 (the NYSE closing price on February 28, 2014). The table below does not include normal (versus early) retirement payout information because as of March 1, 2014 none of the NEOs who participate in Pier 1 Imports’ Supplemental Retirement Plan was eligible for normal retirement. For additional information regarding the Supplemental Retirement Plan, see the information above under the caption “Pension Benefits Table for the Fiscal Year Ended March 1, 2014.” Potential payments to the NEOs upon termination of employment under Pier 1 Imports’ non-qualified deferred compensation arrangements are discussed above under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2014.”

All stock options granted to the NEOs are fully vested. Vested stock options and their exercise prices are shown above in the table included under the caption “Outstanding Equity Awards Table for the Fiscal Year Ended March 1, 2014.”

These disclosures are based on the terms and provisions of the agreements, plans and arrangements as they existed at the end of Pier 1 Imports’ fiscal 2014, and Pier 1 Imports’ interpretation of those terms and provisions at that time. One or more of the plans identified may allow the administrative committee of such plan to amend the plan or award grant agreements pursuant to the plan, subject in particular situations to certain restrictions. In such an event, the disclosures shown below would vary depending on the amendment or restriction.

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EXECUTIVE COMPENSATION

Mr. Smith’s employment agreement contains non-solicitation and non-competition terms binding Mr. Smith for one year following termination of employment. Additionally, stock option grants under the Pier 1 Imports, Inc. 1999 Stock Plan and the Pier 1 Imports, Inc. 2006 Stock Incentive Plan are subject to certain non-competition, non-solicitation and confidentiality agreements that if violated by an optionee during employment, or within three years after termination of employment in the event of early retirement, will result in termination of the option grant.

Name	Voluntary Termination ($)		Early Retirement ($)		Voluntary Good Reason Termination ($)		Involuntary Without Cause Termination ($)		For Cause Termination ($)	Change in Control ($)		Death ($)		Disability ($)
Alexander W. Smith
Employment Agreement
Compensation/Benefits	$0		N/A		$2,500,000	(7)	$2,500,000	(7)	$0	$0	(7)	$0		$312,500	(7)
Supplemental Retirement Plan (1)
Benefit Payment	$15,230,725		$15,230,725		$15,230,725		$15,230,725		$0	$18,448,391		$7,277,882		$22,297,448
Insurance Premiums	$358,972		$358,972		$358,972		$358,972		$0	$358,972		$0		$358,972
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$3,452,900	(7)	$3,452,900	(7)	$0 (2)	$0	(5)	$0	(6)	$0	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$5,817,900	(7)	$5,817,900	(7)	$0 (2)	$0	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$1,419,000	(7)	$1,419,000	(7)	$0 (2)	$0	(5)	$0	(6)	$0	(6)
Charles H. Turner
Supplemental Retirement Plan (1)
Benefit Payment	$5,724,742		$5,724,742		$5,724,742		$5,724,742		$0	$7,215,196		$2,725,074		$7,215,196
Insurance Premiums	$703,292		$703,292		$703,292		$703,292		$0	$703,292		$0		$703,292
Restricted Stock Awards
Time-based	$0	(2)	$407,121	(3)	$0	(2)	$407,121	(4)	$0 (2)	$407,121	(5)	$407,121	(6)	$407,121	(6)
Performance-based
Profit Goal Shares	$0	(2)	$369,905	(3)	$0	(2)	$369,905	(4)	$0 (2)	$369,905	(5)	$369,905	(6)	$369,905	(6)
TSR Shares	$0	(2)	$572,311	(3)	$0	(2)	$572,311	(4)	$0 (2)	$572,311	(5)	$572,311	(6)	$572,311	(6)
Michael R. Benkel
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$274,435	(4)	$0 (2)	$274,435	(5)	$274,435	(6)	$274,435	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$248,571	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$397,604	(5)	$0	(6)	$0	(6)
Catherine David
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$348,828	(4)	$0 (2)	$348,828	(5)	$348,828	(6)	$348,828	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$316,286	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$499,242	(5)	$0	(6)	$0	(6)
Sharon M. Leite
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$299,958	(4)	$0 (2)	$299,958	(5)	$299,958	(6)	$299,958	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$272,089	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0 (2)	$426,911	(5)	$0	(6)	$0	(6)
(1)

The amounts shown for voluntary termination, voluntary good reason termination and involuntary without cause termination represent a lump-sum amount of the actuarial equivalent of benefits under the Supplemental Retirement Plan for Messrs. Smith and Turner given their eligibility for early retirement under the plan. The amount shown for change in control represents the present value of the lump-sum amount of the actuarial equivalent of the benefits for Messrs. Smith and Turner assuming the executive officer is involuntarily terminated other than for cause, or left the employment of Pier 1 Imports for good reason (as defined in the plan), on March 1, 2014, and that such date is within 24 months of a change in control (as defined in the plan) of Pier 1 Imports.

50    PIER 1 IMPORTS, INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION

(2)

Generally, under grant agreements pursuant to the 2006 plan, termination of employment for any reason results in a forfeiture to Pier 1 Imports of all unvested restricted stock awards. However, as discussed in footnote 7 below, all shares of Mr. Smith’s restricted stock awarded pursuant to his employment agreement vest in the event of a voluntary good reason termination or an involuntary without cause termination. The amounts shown in the table assume that the acceleration of vesting discussed in footnote 4 or 5 below does not occur upon a voluntary termination of employment.

(3)

Under the 2006 plan the administrative committee may, in its discretion, notwithstanding the grant agreement, upon a participant’s retirement fully vest any and all Pier 1 Imports’ common stock awarded pursuant to a restricted stock award. Although the plan does not define retirement, for the purposes of this table, eligibility for early retirement assumes attainment of age 55 plus 15 years of service with Pier 1 Imports, and eligibility for normal retirement assumes age 65 regardless of years of service. These are the same parameters for early retirement and normal retirement used in Pier 1 Imports’ stock option awards. As of March 1, 2014, Messrs. Smith, Turner and Benkel and Mmes. David and Leite are respectively ages 61, 56, 45, 50 and 51. Although Mr. Smith has attained the age of 55, he does not have 15 years of service with Pier 1 Imports to be eligible for early retirement under the above assumption. Mr. Turner has 23 years of service and is eligible for early retirement under the above assumption. The amount shown assumes the administrative committee fully vested Mr. Turner’s time-based and performance-based restricted stock grants under the 2006 plan. Value shown is the NYSE closing price on February 28, 2014, of $18.92 per share times the number of shares.

(4)

Under the 2006 plan the administrative committee may, in its discretion, notwithstanding the grant agreement, upon termination without cause, fully vest any and all Pier 1 Imports’ common stock awarded pursuant to a restricted stock award, unless the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code. The chief financial officer, Mr. Turner, is not included as a “covered employee” under the applicable Treasury Regulations. The amount shown assumes the administrative committee fully vested any and all time-based restricted stock grants and Mr. Turner’s performance-based restricted stock grants under the 2006 plan. Value shown is the NYSE closing price on February 28, 2014, of $18.92 per share times the number of shares.

(5)

Under the 2006 plan the administrative committee may, in its discretion, upon a corporate change (as defined in the plan) fully vest any or all common stock awarded pursuant to a restricted stock award. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. Assuming the administrative committee fully vested the other NEOs’ restricted stock grants under the 2006 plan, then that amount is shown. Value shown is the NYSE closing price on February 28, 2014, of $18.92 per share times the number of shares.

(6)

Under the 2006 plan the administrative committee may, in its discretion, upon death or disability fully vest a restricted stock award, unless the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code. The chief financial officer, Mr. Turner, is not included as a “covered employee” under the applicable Treasury Regulations. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. The amounts shown assume that the administrative committee fully vested the other NEOs’ time-based restricted stock grants and Mr. Turner’s performance-based restricted stock grants under the 2006 plan. Value shown is the NYSE closing price on February 28, 2014, of $18.92 per share times the number of shares.

(7)

If Mr. Smith’s employment ended as of the end of fiscal 2014 due to a voluntary good reason termination or an involuntary without cause termination, then pursuant to his employment agreement Mr. Smith would be entitled to receive a severance amount equal to two times Mr. Smith’s then-existing base salary and all restricted stock that has been awarded to Mr. Smith would vest. In the event of Mr. Smith’s disability which results in termination of employment, then pursuant to his employment agreement, Mr. Smith would be entitled to receive 13 weeks of compensation and benefits. After the 13-week period, Mr. Smith would participate in any Pier 1 Imports short-term or long-term disability plans for which he is eligible. A change in control of Pier 1 Imports is specifically excluded as grounds by either Pier 1 Imports or Mr. Smith to terminate the employment agreement and a change in control of Pier 1 Imports does not constitute “good reason” under that agreement. Mr. Smith’s employment agreement is described in the Compensation Discussion and Analysis above under the caption “Executive Compensation Components — Chief Executive Officer Employment Agreement.”

PIER 1 IMPORTS, INC.  ï  2014 Proxy Statement    51

OTHER BUSINESS

OTHER BUSINESS

Pier 1 Imports does not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote as described above under the question “Could other matters be decided at the annual meeting?”.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

To be included in the proxy statement relating to the 2015 annual meeting of shareholders, shareholder proposals made pursuant to SEC Rule 14a-8 must be received by Pier 1 Imports’ corporate secretary no later than 5:00 p.m., local time, January 9, 2015.

In order to bring a matter before the 2015 annual meeting of shareholders that is not contained in the proxy statement, a shareholder must comply with the shareholder criteria, advance notice, shareholder information and other provisions of Pier 1 Imports’ bylaws governing shareholders bringing matters before the annual meeting. Pier 1 Imports’ bylaws require that it receive written notice of the matter in proper form with the requisite materials and information no earlier than February 20, 2015, and no later than March 22, 2015. You may contact Pier 1 Imports’ corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

YOUR VOTE IS IMPORTANT

You are encouraged to let Pier 1 Imports know your preferences by voting over the Internet or by telephone, or, should you request one, by completing and returning a proxy card or voting instruction form.

Michael A. Carter

Senior Vice President, Compliance and General Counsel, Secretary

May 9, 2014

52    PIER 1 IMPORTS, INC.  ï  2014 Proxy Statement

APPENDIX A

APPENDIX A

FIRST AMENDMENT TO PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN

WHEREAS, the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”) was established in 1980 and was most recently amended and restated on December 1, 2013;

NOW THEREFORE:

A.	The first sentence of Article VII of the Plan is replaced with the following:

“Unless previously terminated by the Board of Directors, the Plan will automatically terminate on the earlier of (i) June 20, 2024, or (ii) when an aggregate of 3,500,000 shares of Common Stock, plus 881,923 authorized shares of Common Stock which remained available for issuance under the Plan on March 28, 2009, have been issued after June 29, 2010.”

B.	All terms used in this First Amendment, unless specifically defined herein, have the same meanings attributed to them in the Plan. As amended hereby, the Plan is specifically ratified and reaffirmed.

Signed effective as of June 20, 2014.

Pier 1 Imports, Inc.,
a Delaware corporation

By:
Gregory S. Humenesky
Executive Vice President

PIER 1 IMPORTS, INC.  ï  2014 Proxy Statement    53

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS

DRIVING DIRECTIONS FOR THE PIER 1 IMPORTS, INC. ANNUAL MEETING OF SHAREHOLDERS

at

Pier 1 Imports, Inc.’s Corporate Headquarters

at

10:00 a.m., local time

on

June 20, 2014

Reminder: You must present your admission documents as described above under the question “Do I need an admission ticket to attend the annual meeting?” at the admissions table in order to attend the Pier 1 Imports, Inc. Annual Meeting of Shareholders. Doors will open at 9:00 a.m., local time.

Below are directions to Pier 1 Imports’ corporate headquarters located at 100 Pier 1 Place / 100 Energy Way, Fort Worth, Texas from various locations in the surrounding area.

From DFW Airport:

•	Take the south exit from the airport.

•	After passing through the tollgate, take Hwy. 183 west to Fort Worth. (Follow signs to Fort Worth.)

•	Hwy. 183 will merge with Hwy. 121.

•	Stay on Hwy. 121 to downtown Fort Worth.

•	Take the Belknap exit.

•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.

•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From Downtown Dallas:

•	Take I-30 west from I-35E intersection.

•	After approximately 30 miles, take the Summit Ave. exit.

•	Turn RIGHT on Summit Ave. Continue for approximately 1/2 mile.

•	Turn LEFT on 5th Street.

•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

From North Dallas:

•	Take I-635 (LBJ Freeway) west to Hwy. 121.

•	Go south on Hwy. 121.

•	Follow signs to downtown Fort Worth.

•	Take the Belknap exit.

•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.

•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From West Fort Worth:

•	Take I-30 East.

•	Take the Summit Ave. exit and turn LEFT on Summit Ave. Continue for approximately 1/2 mile.

•	Turn LEFT on 5th Street.

•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

Parking will be available on a first-come, first-served basis.

If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

54    PIER 1 IMPORTS, INC.  ï  2014 Proxy Statement

Admission Ticket on Reverse Side

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 19, 2014.
Vote by Internet
• Go to www.investorvote.com/PIR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website.
Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the USA, US territories

    & Canada on a touch tone telephone.

  • Outside the USA, US territories & Canada call 1-781-575-2300

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼	To vote by mail, mark, sign and date your proxy card and detach and return it in the enclosed envelope.	▼

A	Proposals — The Board of Directors recommends a vote “FOR” the election as a director of each of the nominees named in Proposal No. 1
	and a vote “FOR” Proposal Nos. 2, 3 and 4.											+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Claire H. Babrowski	☐	☐	☐	02 - Cheryl A. Bachelder	☐	☐	☐	03 - Hamish A. Dodds	☐	☐	☐

04 - Brendan L. Hoffman	☐	☐	☐	05 - Terry E. London	☐	☐	☐	06 -Cynthia P. McCague	☐	☐	☐

07 - Michael A. Peel	☐	☐	☐	08 - Ann M. Sardini	☐	☐	☐	09 - Alexander W. Smith	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	The approval of an amendment of the Pier 1 Imports, Inc. Stock Purchase Plan to extend the term of the plan for ten years.	☐	☐	☐	3.	A non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement under the caption “Executive Compensation.”	☐	☐	☐
		For	Against	Abstain

4.	The ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2015.	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote, as described in the Proxy Statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ABOVE.

FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ON THE REVERSE SIDE OF THIS CARD.

¢		1 U P X	+
01TTRH

Admission Ticket

Pier 1 Imports, Inc.

2014 Annual Meeting of Shareholders

Friday, June 20, 2014 at 10:00 a.m. local time

Pier 1 Imports, Inc. Corporate Headquarters

Mezzanine Level, Conference Center Room C

100 Pier 1 Place, Fort Worth, Texas 76102

If you plan to attend the meeting in person, please bring this ADMISSION TICKET with you to the meeting. Directions to Pier 1 Imports’ corporate headquarters are located on the last page of the Proxy Statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on June 20, 2014.

You can view Pier 1 Imports, Inc.’s 2014 Annual Report, which includes Pier 1 Imports, Inc.’s Form 10-K for the fiscal year ended March 1, 2014, Notice of Annual Meeting, and 2014 Proxy Statement, on the Internet at: http://www.investorvote.com/PIR

 ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PIER 1 IMPORTS, INC. 100 Pier 1 Place, Fort Worth, Texas 76102 PROXY	+

The board of directors solicits this proxy for use at the Annual Meeting of Shareholders on June 20, 2014.

The shareholder whose signature appears on the reverse side of this proxy card hereby appoints TERRY E. LONDON, MICHAEL W. TANKERSLEY and MICHAEL A. CARTER, and any of them, proxy or proxies with full power of substitution and revocation as to each of them, to represent and to vote as set forth on this proxy card or as directed by telephone or Internet all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 23, 2014, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 20, 2014 at Pier 1 Imports, Inc. Corporate Headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102, or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election as a director of each of the nominees named in Proposal No. 1 and voted “FOR” Proposal Nos. 2, 3 and 4. The proxies are authorized to vote, as described in the Proxy Statement, in their discretion, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.

(Continued and to be marked, dated, and signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ON THE REVERSE SIDE OF THIS CARD.

¢	FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ABOVE.	+